STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.
AGREEMENT OF LEASE, made as of this 21st day of June 2006, between FIFTH AND 38TH LLC, a Delaware limited liability company having an office at c/o Murray Hill Properties LLC, 1140 Avenue of the Americas, New York, New York 10036, party of the first part, hereinafter referred to as OWNER, and ATARI, INC., having an address at 417 Fifth Avenue, New York, New York 10016, party of the second part, hereinafter referred to as TENANT,
WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner, (a) the entire seventh (7th) and eighth (8th) floors of the building (the “Building”) known as 417 Fifth Avenue in the Borough of Manhattan, City, County and State of New York, consisting of approximately 70,000 rentable square feet (the “Office Space”) and (b) certain portions of the basement of the Building, consisting initially of approximately 2,500 square feet but subject to increase pursuant to Section 49D hereof (the “Basement Space”), each as more particularly identified on Exhibit A attached hereto (but excluding elements of the Building that penetrate through the floor, all janitor or electrical closets and all mechanical/electrical rooms), hereinafter referred to collectively as the “Demised Premises” or the “demised premises”, together with the non-exclusive right to use, in common with other tenants of the Building, all appurtenances, areas and facilities intended generally for the common use of tenants in the Building, for a term (“Term”) to commence on the “Commencement Date” (as defined in Article 37) and to end on the “Expiration Date” (as defined in Article 37) (unless extended or sooner terminated as hereinafter provided), both dates inclusive, at an annual rental rate set forth in Article 37, which Tenant agrees to pay in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, without previous demand therefor, at the office of Owner or such other place as Owner may designate, without any setoff or deduction whatsoever, (except as otherwise expressly set forth in this Lease).
     If the Expiration Date occurs on a day other than the last day of a calendar month, then the Fixed Annual Rent for such calendar month shall be prorated based on the applicable number of days.
     The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
Rent:
          1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:
          2. Tenant shall use and occupy the demised premises only for general and executive offices and a product display room (the “Permitted Uses”). Subject to the other terms of this Lease, Permitted Uses shall also include uses reasonably and customarily ancillary to general and executive office use, including without limitation the following: (a) customary computer and other electronic and technological support systems, electronic data processing equipment and business machines, including computer networks and printing and duplicating equipment used in connection with administrative, executive and general office use; (b) file storage; (c) standard office-style kitchens (i.e., a coffee maker, microwave, small refrigerator and vending machines) solely for the use by Tenant’s and its permitted subtenant’s officers, directors, employees and guests; and (d) any private bathrooms or showers installed in the Demised Premises prior to the date hereof. In no event shall the Demised Premises be used for manufacturing or direct retail sales to the public. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Tenant shall be responsible for complying with all Laws (as defined herein) applicable to its use of the Demised Premises (provided, however, that Tenant shall not be required to make any structural alterations to the Demised Premises or Building required by such Laws except as set forth in Article 50) and for obtaining, at Tenant’s sole cost and expense, all consents, approvals and permits (including, without limitation, any amendment to the certificate of occupancy for the Building and any public assembly permit) required by reason of any such use. Owner makes no representation to Tenant as to the suitability of the Demised Premises for any particular use, but Owner shall be responsible for maintaining a certificate of occupancy for the Building that permits the Demised Premises to be used for office use.
Tenant Alterations:
          3. Except as otherwise expressly set forth in this Lease, Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof, and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner, and Tenant agrees to carry, and will cause Tenant’s contractors and sub-contractors to carry, such worker’s compensation, general liability, personal and property damage insurance as is specified in this Lease. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days after notice thereof, at Tenant’s expense, by payment or filing a bond as permitted by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this article shall be construed to give Owner title to, or to prevent Tenant’s removal of, trade fixtures, moveable office furniture and equipment, but upon removal of same from the demised premises or upon removal, of other installations as may be required by Owner pursuant to the terms hereof. Tenant shall immediately, and at its expense, repair any damage to the demised premises or the building due to such removal. Notwithstanding the foregoing, Tenant will (upon request of Owner given no more than ninety (90) days prior to the Expiration Date) be required to remove any safes, vaults, raised computer floors, library and file storage systems, antennas, dishes and internal stairways to the extent not existing in the Demised Premises as of the Commencement Date (collectively, the “Non-Standard Alterations”). Except for Non-Standard Alterations, Tenant shall have no obligation to remove any alterations or restore the Demised Premises. Tenant’s obligation to remove Non-Standard Alterations, if so requested by Owner, shall survive the termination of this Lease. All property permitted or required to be removed by Tenant at the end of the term remaining in the demised premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the demised premises by Owner, at Tenant’s expense.
Maintenance and Repairs:
          4. Except as to those repair and replacement obligations which are the responsibility of Owner under this Lease, Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by, or resulting from, carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, (except for work performed by Owner or its contractors or other agents) labor, service or equipment done for, or supplied to, Tenant or any subtenant, or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, and, if such repairs are structural or affect building systems, Tenant shall use only contractors approved by Owner (such consent not to be unreasonably withheld) for such repairs. Any other repairs in or to the building or the facilities and systems thereof, for which Tenant is responsible, shall be performed by Owner at the Tenant’s expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises including, without limitation, the structural, exterior and curtain walls, common areas, sanitary, mechanical, plumbing, electrical, sprinkler and fire safety systems, and other base building systems of the Building. All such repairs shall be made in a good and workerlike manner and performed with reasonable diligence and in a manner reasonably intended to minimize interference with the conduct of Tenant’s business and access to the Demised Premises; provided that Owner shall not be required to employ contractors or labor at overtime or other premium pay rates unless Tenant, at Tenant’s request and expense, shall bear the cost thereof. Tenant agrees to give prompt notice of any defective condition in the demised premises for which Owner may be responsible hereunder. Except as expressly set forth in Section 41B, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises, or in and to the fixtures, appurtenances or equipment thereof. Except as expressly set forth in Section 41B, it is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Except as expressly set forth in Section 41B, Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty, which are dealt with in Article 9 hereof.
Window Cleaning:
          5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law, or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.
Requirements of Law, Fire Insurance, Floor Loads:
          6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s particular use or manner of use thereof, (including Tenant’s permitted use) or, with respect to the building if arising out of Tenant’s particular use or manner of use of the demised premises or the building (as opposed to the mere use of the Demised Premises for office uses) as and to the extent provided in Article 50 hereof. Nothing herein shall require Tenant to make structural repairs or alterations or pay the cost of any unless Tenant has, by its particular (as opposed to the mere use of the Demised Premises for office uses) manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner’s reasonable satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorneys fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense, or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated, Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person, or for property damage, Tenant shall not keep anything in the demised premises, except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the demised premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article, and if by reason of such failure the fire insurance rate shall, at the beginning of this lease, or at any time thereafter, be higher than it otherwise would be, then, Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or the demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s reasonable judgement, to absorb and prevent vibration, noise and annoyance.
Subordination:
          7.
Property Loss, Damage Reimbursement Indemnity:
          8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by, or due to, the negligence or willful misconduct of Owner, its agents, servants or employees or contractors. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building, or caused by operations in construction of any private, public or quasi public work. Except as expressly set forth in Section 41B, if at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to, Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby, and Tenant shall not be entitled to any compensation therefor, nor abatement or diminution of rent, nor shall the same release Tenant from its obligations hereunder, nor constitute an eviction.
Destruction, Fire and Other Casualty:
          9. (a)  If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner, and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty or are rendered inaccessible or unusable in whole or in part for the normal conduct of Tenant’s business (including damage to building systems which materially and adversely affects access to or the tenantability of the Demised Premises), then (subject to the provisions of Section 41B), the damages thereto shall be repaired by, and at the expense of, Owner, and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty, according to the part of the demises premises which is usable and accessible (c) If the demised premises are totally damaged or rendered wholly unusable or inaccessible or unusable for the normal conduct of Tenant’s business (including damage to the building systems which materially and adversely affects access to or the tenantability of the Demised Premises) by fire or other casualty, then the rent and other items of additional rent, as hereinafter expressly provided, shall be proportionately paid up to the time of the casualty, and thenceforth shall cease until the date when the demised premises, building services and access to the Demised Premises shall have been repaired and restored by Owner (or if sooner reoccupied in part by Tenant for the conduct of its business then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided and subject to the provisions of Section 41B, (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it and provided that Owner shall terminate all other office tenants of the Building then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or thirty (30) days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease, and Tenant shall forthwith quit, surrender and vacate the demised premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date, and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the demised premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and moveable equipment, furniture, and other property, Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the demised premises are substantially ready for Tenant’s occupancy, (e) Nothing contained hereinabove shall relieve Tenant from liability, if any, that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible, and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant, and agrees that Owner will not be obligated to repair any damage thereto or replace the same, (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. If a casualty causing at least fifty percent (50%) of the Demised Premises to be untenantable or inaccessible shall occur and as a result thereof such portion of the Premises shall be unoccupied by Tenant or the permitted occupants thereof (a “Material Casualty”) and Owner shall not elect to terminate this Lease as provided in this Article 9, Owner shall send a notice to Tenant within sixty (60) days after such casualty setting forth Owner’s estimate of the length of time necessary to restore the Demised Premises to a tenantable and accessible condition (to the extent of Owner’s obligations therefor as set forth in Section 44F). If Owner’s estimate exceeds two hundred seventy (270) days from the date of the Material Casualty, then Tenant may elect to terminate this Lease upon written notice to Landlord within thirty (30) days after receipt of Landlord’s notice. If Tenant does not elect to terminate this Lease, and the Demised Premises is not so restored within such two hundred seventy (270) day period, then Tenant shall have the right to terminate this Lease upon notice to Landlord given at any time after such two hundred seventy (270) day period, provided the applicable restoration has not been substantially completed on the date of such notice. In addition, if during the last twelve (12) months of the Term a casualty causing at least thirty-three percent (33%) of the Demised Premises to be untenantable or inaccessible shall occur and as a result thereof such portion of the Premises shall be unoccupied by Tenant or the permitted occupants thereof, then Tenant shall have the right to terminate this Lease by written notice to Owner within thirty (30) days after such casualty.
Eminent Domain:
          10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then, and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding, and Tenant shall have no claim for the value of any unexpired term of said lease, and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term, and provided further such claim does not reduce Owner’s award.
Assignment, Mortgage, Etc.:
          11. Except as otherwise expressly provided in Article 48 below, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, beyond applicable notice and cure periods collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting when such consent is required under this Lease.
Electric Current:
          12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation, and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.
Access to Premises:
          13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, upon reasonable advance notice to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner, upon reasonable advance notice, to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, provided they are concealed within the walls, floor, or ceiling. Subject to Section 41B, Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction, nor shall the Tenant be entitled to any abatement of rent while such work is in progress, nor to any damages by reason of loss or interruption of business or otherwise, and provided further that (a) Owner shall not unreasonably interfere with or interrupt the business operations of Tenant within the Demised Premises; (b) Owner shall not thereby reduce Tenant’s usable space (except to a de minimis extent); (c) Owner shall box in any of the same installed adjacent to existing walls, floors or ceilings, with construction materials substantially similar to those existing at the time in the affected areas of the Demised Premises; and (d) Owner shall repair all damage caused by the same and restore such areas of the Demised Premises to the prior existing condition except as provided in this sentence. Throughout the term hereof, Owner shall have the right to enter the demised premises at reasonable hours (provided Owner shall use commercially reasonable efforts to minimize the disruption of Tenant’s use or occupancy of the Demised Premises). for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term, for the purpose of showing the same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. In connection with any such entry, except in the case of an emergency, Owner shall give Tenant reasonable prior written notice and, if required by Tenant, Owner shall be accompanied by a representative of Tenant provided such representative is made available. All work done during the course of such entry must be done by Owner in a good and workerlike manner, with due diligence and in an manner reasonably intended to minimize the interference with Tenant’s ability to use the Demised Premises as contemplated by this Lease. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation, and such act shall have no effect on this lease or Tenant’s obligations hereunder.

Vault, Vault Space, Area:
          14. No vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building, is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability, nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.
Occupancy:
          15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the demised premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the demised premises, except as expressly set forth in this Lease, and Tenant agrees to accept the same subject to violations, whether or not of record, that do not materially adversely affect Tenant’s use or occupancy of the Demised Premises. Owner shall not amend the certificate of occupancy during the term of this Lease to preclude the use of the Demised Premises for office use or to reduce the number of persons who may lawfully occupy the Demised Premises.
Bankruptcy:
          16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor (provided that, if same is involuntary, it is not dismissed within forty-five (45) days after the commencement of such proceeding) or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the demised premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.
          (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages, an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination, and the fair and reasonable rental value of the demised premises for the period for which such installment was payable, shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such demised premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the demised premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages, by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than, the amount of the difference referred to above.
Default:
          17. (1) If Tenant defaults in fulfilling any of the covenants of this lease; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property, whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under $365 of Title 11 of the U.S. Code (Bankruptcy Code); then, in any one or more of such events, upon Owner serving a written thirty (30) days (or, for any monetary default, five (5) days) notice upon Tenant specifying the nature of said default, and upon the expiration of said five (5) days in the case of a monetary default or thirty (30) days (as to non-monetary defaults), if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be a non-monetary default and of a nature that the same cannot be completely cured or remedied within said thirty (30) period, and if Tenant shall not have diligently commenced curing such default within such thirty (30) period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof, and Tenant shall then quit and surrender the demised premises to Owner, but Tenant shall remain liable as hereinafter provided.
          (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; then, and in any of such events, Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of the demised premises, and remove their effects and hold the demised premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.
Remedies of Owner and Waiver of Redemption:
          18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or other wise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the demised premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease, and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay to Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the demised premises, or any part or parts thereof, shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as Owner may incur in connection with re-letting, such, as legal expenses, reasonable attorneys fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for, Mention in this lease of any particular remedy, shall not preclude Owner or Tenant from any other remedy, in law or in equity (except to the extent such remedy is expressly precluded by this Lease). Tenant hereby expressly waives any and all rights or redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of the demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.
Fees and Expenses:
          19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under, or by virtue of, any of the terms or provisions in any article of this lease, after notice, if required, and upon expiration of any applicable grace period, if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately, or at any time thereafter and without notice, perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing, or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such sums so paid, or obligations incurred, with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder, and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.
Building Alterations and Management:
          20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor, to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts or the building, and to change the name, number or designation by which the building may be known provided Tenant’s access to the Demised Premises is not adversely affected thereby except to a de minimis extent. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements provided the same is performed with due diligence and in a manner reasonably intended to minimize interference with Tenant’s use and enjoyment of the Demised Premises, furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such reasonable controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.
No Representations Owner:
          21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the by physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises, except as herein expressly set forth, and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as-is”, and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.
End of Term:
          22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, “broom-clean”, in good order and condition, damage by casualty or condemnation, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property to the extent required hereunder. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday, unless it be a legal holiday, in which case it shall expire at noon on the preceding business day.
Quiet Enjoyment:
          23. Owner covenants and agrees with Tenant that as long as Tenant is not in default, beyond any applicable notice and grace periods, in observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, never-

theless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof, and to the ground leases, underlying leases and mortgages hereinbefore mentioned.
Failure to Give Possession:
          24. Tenant acknowledges that Tenant is currently in possession of the entirety of the Demised Premises pursuant to the Existing Lease (as defined in Article 63 below). The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.
No Waiver:
          25. The failure of Owners or Tenant, as the case may be, to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner or the payment by Tenant of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach, and no provision of this lease shall be deemed to have been waived by Owner or Tenant, as the case may be, unless such waiver be in writing signed by Owner or Tenant, as the case may be. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease, and the delivery of the keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the demised premises.
Waiver of Trial by Jury:
          26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall, and they hereby do, waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of, or in any way connected with, this lease, the relationship of Owner and Tenant, Tenant’s use of, or occupancy of, the demised premises, and any emergency statutory or any other statutory remedy.
Inability to Perform:
          27. This Except as otherwise expressly provided in this Lease, this lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease, or to supply, or is delayed in supplying, any service expressly or impliedly to be supplied, or is unable to make, or is delayed in making, any repair, additions, alterations, or decorations, or is unable to supply, or is delayed in supplying, any equipment, fixtures, or other materials, if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.
Bills and Notices:
          28. (Intentionally Omitted)
Services Provided by Owners:
          29. As long as this lease shall be in full force and effect, Owner shall provide (at Owner’s cost and expense) (a) an adequate quantity of hot and cold water for cleaning, drinking, and core lavatory purposes (including the supply of water to pantry areas in the Demised Premises, but excluding any cafeteria or restaurant), 24 hours a day, 7 days a week, to the Demised Premises (it being understood and agreed that if Tenant requires water for any other purpose in the Demised Premises or in quantities in excess of that required for normal office occupancy and Owner (acting reasonably) consents to such use or if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense, which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair, to register such water consumption, and Tenant shall pay for water consumed as shown on said meter as additional rent, but only to the extent of such excess water usage, within twenty (20) days after Tenant’s receipt of bills therefor, in an amount equal to 105% of the charge actually paid by Owner to the entity furnishing such quantities of water; and; (b) cleaning service for the demised premises on business days at Owner’s expense (including, but not limited to, trash removal and exterior window washing) as more particularly described in the Cleaning Specification annexed hereto as Exhibit B to this Lease (subject to Section 57B), and for the common areas of the Building, the Building’s exterior and the sidewalks; (c) Subject to Section 41B hereof, Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident, or for repairs, alterations, replacements or improvements necessary or desirable in the reasonable judgment of Owner, or by reason of fire, storm, explosion, strike, lockout, labor dispute, casualty, lack or failure of sources or supply of fuel, act of God, act of a public enemy, riot, interference by civil or military authorities, or by reason of any other cause beyond Owner’s control, or for emergency or for inspection or cleaning, for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligations of Tenant hereunder.
Captions:
          30. The Captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.
Definitions:
          31. The term “office,” or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes, or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession for the time being, of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building, or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be, and hereby is, entirely freed and relieved of all covenants and obligations of Owner hereunder, accruing after any such sale or lease of the entire Building or assignment of such lease and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term "Lease" whenever used in this Lease shall mean the pre-printed portion of this Lease together with these inserts and the Rider attached thereto.
Adjacent Excavation-Shoring:
          32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made. Tenant shall afford to the person causing or authorized to cause such excavation, a license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building, of which demised premises from a part, from injury or damage, and to support the same by proper foundations, without any claim for damages or indemnity against Owner, or diminution or abatement of rent.
Rules and Regulations:
          33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. At least ten (10) days prior written notice in accordance with Article 58 of any additional Rules or Regulations shall be given. In case Tenant disputes the reasonableness of any additional Rules or Regulations hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rules or Regulations for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rules or Regulations upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing, upon Owner, within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant, and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. Owner shall enforce the Rules and Regulations against Tenant and the other occupants of the Building in a non-discriminatory manner. In the event of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations, the provisions of this Lease shall control.
Security:
          34. Tenant has deposited with Owner the sum required by Article 59 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults (beyond applicable notice and cure periods) in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent, or any other sum as to which Tenant is in default, or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the demised premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant within forty-five (45) days after the date fixed as the end of the lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building, or leasing of the building, of which the demised premises form a part, Owner shall transfer the security to the vendee or lessee, and owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber, the monies deposited herein as security, and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
Estoppel Certificates:
     35. (Intentionally Omitted)
Successors and Assigns:
     36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under, or with respect to, this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.
[SEE ATTACHED RIDER HEREBY MADE A PART HEREOF]
          IN WITNESS WHEREOF the parties hereto have duly executed this Lease as of the day and year first above written.

LANDLORD:	FIFTH AND 38TH LLC, a Delaware limited liability company
	By:	/s/ Michael Green
		Name:	Michael Green
		Title:	President

TENANT:	ATARI, INC.
	By:	/s/ BRUNO BONNELL
		Name:	BRUNO BONNELL
		Title:	Chairman, CEO & Chief Creative Officer

TENANT ACKNOWLEDGMENT:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
     On the 20 day of June, in the year 2006, before me, the undersigned, a notary public in and for said State, personally appeared Bruno Bonnell, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ NANCY SEAMAN
Notary Public
NANCY SEAMAN Notary Public, State Of New York No. 01SE6074886 Qualified in Nassau County Commission Expires May 27, 2008

IMPORTANT-PLEASE READ
RULES AND REGULATIONS ATTACHED TO AND
MADE A PART OF THIS LEASE
IN ACCORDANCE WITH ARTICLE 33.
1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant or used for any purpose other than for ingress or egress from the demised premises, and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.
2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant, whether or not caused by the Tenant, or its clerks, agents, employees or visitors.
3. No carpet, rug or other article shall be hung or shaken out of any window of the building and Tenant shall not sweep or throw, or permit to be swept or thrown, from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, and Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.
4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.
5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the demised premises or the building, or on the inside of the demised premise if the same is visible from the outside of the demised premises, without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the demised premises. In the event of the violation of the foregoing by Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Owner at the expense of Tenant, and shall be of a size, color and style acceptable to Owner.
6. Tenant shall not mark, paint, drill into, or in any way deface, any part of the demised premises or the building of which they form a part, except in connection with normal decoration of the Demised Premises or any Alteration permitted hereunder. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. Tenant shall not lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.
7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or mechanism thereof. Tenant must, upon the termination of his tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys, so furnished, Tenant shall pay to Owner the cost thereof.
8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the demised premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner reasonably approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease, or which these Rules and Regulations are a part.
9. Canvassing, soliciting and peddling in the building is prohibited and Tenant shall cooperate to prevent the same.
10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom he requests such pass, and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.
11. Owner shall have the right to prohibit any advertising by Tenant which in Owner’s reasonable opinion tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.
12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, except such ordinary quantities as are customarily maintained in office premises or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors, to permeate in, or emanate from, the demised premises.
13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun’s rays fall directly on the windows of the demised premises.
14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto, and shall be done during such hours as Owner may designate.
15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations, of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

7
ADDITIONAL RULES AND REGULATIONS ATTACHED TO AND MADE A
PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33
          No tenant shall obtain for use upon the demised premises ice, drinking water, towel and other similar services, or accept barbering or bootblacking services in the demised premises, except from persons reasonably approved by Owner and at hours and under regulations fixed by Owner. Canvassing, soliciting and peddling in the building is prohibited and each tenant shall cooperate to prevent the same.
          Any person whose presence in the building at any time shall, in the reasonable judgment of Owner, be prejudicial to the safety, character, security, reputation or interests of the building or the tenants of the building may be denied access to the building or may be ejected from the building. In the event of invasion, riot, public excitement or other commotion, Owner may prevent all access to the building during the continuance of the same by closing the doors or otherwise, for the safety of tenants and the protection of property in the building.
          The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the window sills.
          No showcases, merchandise, furniture or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the common halls, corridors or vestibules without the prior written consent of Owner.
          No bicycles, vehicles or animals, other than seeing-eye dogs, of any kind shall be brought into or kept in or about the building and/or the demised premises.
          No tenant shall engage or pay any employees on the demised premises, except those actually working for such tenant on the demised premises, nor advertise for laborers giving an address at the demised premises.
          Each tenant, before closing and leaving the demised premises at any time, shall close all windows in the demised premises.
          The demised premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.
          The requirements of tenants will be attended to only upon application at the office of the building. Employees of Owner shall not perform any work or do anything outside of the regular duties, unless under special instructions from the office of Owner.
          Each tenant shall, at the expense of such tenant, provide light, power and water for the agents, contractors and employees of Owner, while doing janitor service or other cleaning in the demised premises and while making repairs or alterations in or to the demised premises.

8
          Whenever any tenant shall submit to Owner any plan, agreement or other document for the consent or approval of Owner, such tenant shall pay to Owner, on demand, a processing fee in the amount of the reasonable third party out-of-pocket fees for the review thereof, including the services of any architect, engineer or attorney employed by Owner to review such plan, agreement or document.
          Owner reserves the right to rescind, alter, waive or add, as to one or more or all tenants, any reasonable rule or regulation at any time prescribed for the building when, in the reasonable judgment of Owner, Owner deems it necessary or desirable for the reputation, safety, character, security, care, appearance or interest of the building, or the preservation of good order therein, or the operation or maintenance of the building, or the equipment thereof, or the comfort of tenants or others in the building. No rescission, alteration, waiver or addition of any rule or regulation in respect of one tenant shall operate as a rescission, alteration or waiver in respect of any other tenant. However, Owner shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.
          No noise, including, but not limited to, music, the playing of musical instruments, recording, radio or television, which, in the reasonable judgment of Owner, might disturb other tenants in the building, shall be made or permitted by any tenant. Nothing shall be done or permitted by any tenant which would impair or interfere with the use or enjoyment by any other tenant or any other space in the building. Tenant shall not be precluded from customary and reasonable noise during reasonable periods of performance of alterations, provided Tenant shall cause its contractors to use their best efforts to minimize such noise during business hours on business days.
          In the event of any conflict between the Lease and these Rules and Regulations, the provisions of the Lease shall prevail.

RIDER TO AGREEMENT OF LEASE DATED AS OF JUNE 21, 2006 BETWEEN FIFTH AND 38TH LLC, AS OWNER, AND ATARI, INC., AS TENANT.
IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN ANY PROVISION OF THIS RIDER AND ANY PROVISION OF THE PRINTED FORM OF LEASE TO WHICH THIS RIDER IS ATTACHED (OR THE INSERTS THERETO), THE PROVISION OF THIS RIDER SHALL GOVERN.
          37. Basic Provisions: The definitions set forth above, herein and in this Article 37 are an integral part of this Lease and all of the terms hereof are incorporated into this Lease. In addition to the other terms which are elsewhere defined in this Lease, the following capitalized terms, whenever used in this Lease, shall have the meanings set forth in this Article, and only such meanings, unless such meanings are expressly contradicted, limited or expanded elsewhere herein:
               A. “ADA” shall mean the Americans with Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), as amended from time to time.
               B. “Additional Insureds” shall mean Owner, Fifth and 38th Mezz LLC, Big Apple Funding LLC, MHP 417 Fifth Avenue LLC, GEBAM, Inc., Murray Hill Properties Real Estate Investment II L.P., Murray Hill GP, LLC and Murray Hill Properties LLC and any additional or other parties as Owner may designate from time to time upon not less than ten (10) Business Days prior written notice to Tenant.
               C. “Brokers” shall mean Murray Hill Properties LLC and CB Richard Ellis, Inc.
               D. “Business Day” shall mean any day excluding Saturdays, Sundays and all days observed as holidays by either the federal or New York State governments and/or any of the labor unions servicing the Building, from time to time.
               E. “Business Hours” shall mean 8:00 a.m. to 6:00 p.m. on Business Days.
               F. “Commencement Date” shall mean July 1, 2006.
               G. “CPI” shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. — Northeastern N.J. Area, All Items (1982-84 = 100), or any successor or substitute index thereto, appropriately adjusted.
               H. “CPI Increase” shall mean the percent of increase, if any, in the CPI for the month in which the applicable date occurs over the CPI for the month in which the Commencement Date occurs.
               I. “Expiration Date” shall mean the day preceding the fifteen (15) year anniversary of the Commencement Date, or such other date upon which the

Term shall cease and expire pursuant to the provisions of this Lease (pursuant to Article 17 or Article 60 or otherwise).
               J. “Fixed Annual Rent” (subject to the Credit, as set forth in Section 46C) shall be:
                    (i) With respect to the Office Space:
                         (1) from the Commencement Date through and including June 30, 2011, Two Million Three Hundred Eighty Thousand and 00/100 Dollars ($2,380,000.00) per annum ($198,333.33 per month);
                         (2) from July 1, 2011 through and including June 30, 2016, Two Million Six Hundred Sixty-six Thousand and 00/100 Dollars ($2,660,000.00) per annum ($221,666.67 per month); and
                         (3) from July 1, 2016 through and including the Expiration Date, Two Million Nine Hundred Forty Thousand and 00/100 Dollars ($2,940,000.00) per annum ($245,000.00 per month).
                    (ii) With respect to the Basement Space, from the Commencement Date through and including the Expiration Date, at a rate per annum equal to Ten Dollars ($10.00) per rentable square foot of Basement Space demised at such time.
               K. “Person” (whether or not capitalized) shall mean any individual, sole proprietorship, corporation, partnership, limited liability company, unincorporated organization, mutual company, joint stock company, trust, estate, union or other entity.
               L. “Rent Commencement Date” shall mean July 1, 2007.
               M. “Tenant’s Percentage” shall mean 17.00%.
          38. Escalation Payments.
               A. Real Estate Tax Increase Payment.
                    (1) For each Tax Year (hereinafter defined) during the Term after the Base Tax Year, Tenant shall pay, as Additional Rent (hereinafter defined), the Tax Payment (hereinafter defined) for such Tax Year.
                    (2) Tax Definitions:
                         (a) The term “Real Estate Taxes” shall mean (i) the sum of the real estate taxes and assessments, Business Improvement District taxes, charges and assessments, and special assessments imposed upon the Building and the plot of land on which the Building stands (the “Land”) and any rights or interests appurtenant thereto payable by Owner during any Tax Year and (ii) reasonable attorneys’ fees, court, or other administrative costs and disbursements incurred by Owner in connection with any reduction in Real Estate Taxes which is obtained prior to the date such Real Estate Taxes are payable. If at any time during the Term the methods of taxation prevailing at the time of the commencement thereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the real estate taxes, assessments, levies, impositions or charges now levied, assessed or imposed, there shall be levied, assessed or imposed a tax, assessment, levy, imposition or charge wholly or partially as a capital levy or on the rents, licenses or other charges received with respect to the Demised Premises, the Land or the Building, then all such taxes, assessments, levies, impositions or charges payable shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof. A copy of the tax bill of The City of New York or other taxing authority imposing Real Estate Taxes on the Land or the Building shall be sufficient evidence of the amount of Real Estate Taxes and (to the extent available to Owner) shall be delivered to Tenant together with the Tax Statement. Notwithstanding the fact that the aforesaid Additional Rent is measured by Real Estate Taxes, such amount is Additional Rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any Real Estate Taxes for any reason whatsoever. Real Estate Taxes also shall not include any penalties or interest that derive from Owner’s failure to pay Real Estate Taxes to the applicable governmental authority on a timely basis, except to the extent (if any) that Landlord incurred such penalties or interest because Tenant failed to make a Tax Payment hereunder when due.
                         (b) The term “Base Real Estate Taxes” shall mean the Real Estate Taxes for the Base Tax Year.
                         (c) The term “Base Tax Year” shall the twelve (12) month period commencing on July 1, 2007 and ending on June 30, 2008.
                         (d) The term “Tax Year” shall mean each twelve (12) month fiscal period commencing on July 1 and ending on June 30 of the following year, any portion of which fiscal period occurs during the Term.
                         (e) The term “Tax Payment” shall mean Tenant’s Percentage of the amount by which the Real Estate Taxes payable for a Tax Year exceed the Base Real Estate Taxes, whether such increase results from a higher tax rate or an increase in the assessed valuation of the Land or the Building, or both, or from any other cause or reason whatsoever.
                    (3) With respect to each Tax Year after the Base Tax Year occurring in whole or in part during the Term, Tenant shall pay to Owner the Tax Payment in the manner described in this Section 38A(3) and in accordance with Section 38C. At any time after the date which is sixty (60) days prior to the commencement of each such Tax Year, Owner may furnish to Tenant a written statement (a “Tax

Statement”) setting forth the amount of Real Estate Taxes for such Tax Year, the amount of Base Real Estate Taxes and the amount of the Tax Payment for such Tax Year. Tenant shall pay the Tax Payment for each such Tax Year to Owner as Additional Rent in two (2) semi-annual installments, the first (i.e., with respect to the first half of the Tax Year) within thirty (30) days after receipt by Tenant of such Tax Statement (together with a copy of the applicable tax bill) and the second (i.e., with respect to the second half of the Tax Year) not later than thirty (30) days prior to the date on which the payment of Real Estate Taxes with respect to the second half of the Tax Year is due to the taxing authority (it being understood that the second installment shall reflect any corrected amount of Real Estate Taxes set forth on any corrected Tax Statement, such that Tenant shall pay the entire Tax Payment, as so corrected, for the applicable Tax Year).
                    (4) Only Owner shall be entitled to institute tax reduction or other proceedings to reduce the assessed valuation of the Land or the Building. Should Owner be successful in any such reduction proceedings and obtain a rebate for any Tax Year for which Tenant has paid the Tax Payment, Owner, after deducting the expenses incurred in obtaining such rebate (but only to the extent not already included in Taxes) including, without limitation, attorneys’ fees, court, or other administrative costs and disbursements, shall credit Tenant’s Percentage of such rebate against the next monthly installments of the Fixed Annual Rent payable under this Lease (or, if this Lease shall terminate prior to the full application of such credit, then Owner shall pay any remaining portion of Tenant’s Percentage of such rebate to Tenant). In the event that the assessed valuation which had been utilized in computing the Base Real Estate Taxes is reduced (as a result of settlement, final determination of legal proceedings or otherwise) then (i) the Base Real Estate Taxes shall be retroactively adjusted to reflect such reduction, (ii) all Tax Payments theretofore made by Tenant shall be recalculated based on the reduced amount of Base Real Estate Taxes and (iii) all amounts due from Tenant to Owner by reason of such recalculation shall be payable by Tenant to Owner within thirty (30) days after the rendition of a bill therefor.
                    (5) If the Building or Land is subject to any tax abatement during the Base Tax Year or any succeeding Tax Year, the Taxes for the Base Tax Year and each succeeding Tax Year shall be determined as if such abatement were not applicable and the Building and Land were fully assessed.
                    (6) If any assessment may be paid in installments, only the installment(s) actually paid in a particular Tax Year shall be included in Real Estate Taxes for such Tax Year.
               B. Operating Expense Increase Payment.
                    (ii) For each Operating Year (as hereinafter defined) during the Term, Tenant shall pay, as Additional Rent, the Operating Payment (as hereinafter defined) for such Operating Year, in accordance with the further provisions of this Section 38B.

                    (iii) For purposes hereof, the following definitions shall apply:
                         (1) The term “Operating Year” shall mean calendar year 2007 and each succeeding calendar year thereafter occurring in whole or in part during the Term.
                         (2) The term “Wage Rate” shall mean the undiscounted regular hourly wage rate (excluding, however, fringe benefits) payable to or in respect of Porters (as hereinafter defined) of Class A office buildings in New York County, in effect as of January 1 of the Operating Year in question, pursuant to agreement(s) (herein individually or collectively called “Agreement”) between the Real Estate Advisory Board on Labor Relations, Incorporated (“RAB”) and Local 32B-32J of the Service Employees International Union, AFL-CIO (“Local 32B-32J”) (or, if either or both of such entities is not in existence or acting in respect of such matters, then, by any successor(s) or substitute(s) performing similar functions).
                         (3) The term “Class A office buildings” shall mean the class of office buildings defined as such under the current Agreement with Local 32B-32J.
                         (4) The term “regular hourly wage rate” shall include all payments of every kind (excluding, however, fringe benefits) then payable to or in respect of Porters, computed on the basis of the total annual amount payable to or in respect of Porters pursuant to the Agreement, provided, however, if any union agreement shall require the regular employment of Porters on days or during hours when overtime or other premium pay rates are in effect, then the “regular hourly wage rate,” as used above and subject to the other adjustments provided for herein, shall be deemed to mean the actual weekly wage rate, divided by the actual hours in a calendar week during which Porters are required to be employed (if, for example, as of the Commencement Date, an agreement between RAB and Local 32B-32J shall require the regular employment of Porters for forty (40) hours during a calendar week at a minimum hourly wage rate of $3.00 for the first thirty (30) hours, and premium or overtime hourly wage rate of $4.50 for the remaining ten (10) hours, the minimum regular hourly wage rate under this Article, as of the Commencement Date, shall be deemed to be the total weekly wage rate of $135.00 divided by the total number of required hours of employment, forty (40), or $3.375). If no Agreement shall be in effect as of any such January 1 with reference to which the regular hourly wage rate for Porters is to be determined, then the applicable computations and payments under this Lease shall be made upon the basis of the regular hourly wage rate (determined in accordance with the preceding provisions of this Article) being paid by Owner or by the contractor performing the cleaning services for Owner on such January 1 to or in respect of Porters, and thereafter appropriate retroactive adjustment shall be made when the regular hourly wage rate payable to or in respect of such Porters is determined pursuant to Agreement. For the purposes hereof, if the regular hourly wage rate of Porters shall increase during any Operating Year the regular hourly wage rate “in effect as of January 1” of such Operating Year shall be adjusted for the portion of the year for which the increase shall be effective. The Wage Rate and Base Wage Rate shall be calculated by dividing the annual undiscounted cost for a Porter receiving the regular hourly wage rate, by 2,080 hours for each full calendar year involved. In calculating the regular hourly wage rate Owner shall apply such procedures and practices as are generally applied in such calculations by the owners of Class A office buildings in the midtown area of the County, City and State of New York, and any dispute or controversy as to or relating to the calculation of the “Wage Rate” shall be determined by arbitration, which arbitration shall be by three independent arbitrators each of whom shall have at least ten years’ experience in the supervision of the operation and management of Class A office buildings in New York County.
                         (5) The term “Porters” shall mean that classification of employee engaged in the general maintenance and operation of office buildings currently classified as “others” in the current Agreement, or failing such classification in any subsequent Agreement, the most nearly comparable classification in such Agreement.
                         (6) The term “Base Wage Rate” shall mean the Wage Rate in effect as of January 1, 2007.
                         (7) The term “Wage Rate Multiple” shall mean 70,000.
                         (8) In the event that the Wage Rate in effect as of January 1 of any Operating Year commencing January 1, 2008 shall exceed the Base Wage Rate, Tenant shall pay to Owner, as Additional Rent for such Operating Year, an amount (the “Operating Payment”) equal to the product obtained by multiplying (a) the number of cents (including any fraction of a cent) by which the Wage Rate exceeds the Base Wage Rate, by (b) the Wage Rate Multiple. By or after the start of the Operating Year commencing January 1, 2007 and by or after the start of each Operating Year thereafter, Owner shall furnish to Tenant a statement relating to such Operating Year and a statement of the Base Wage Rate, showing the escalation, if any, which shall be due hereunder from Tenant to Owner and the additional rent then payable by Tenant to Owner shall be paid as provided below (each such statement, an “Escalation Statement”). The obligation of Tenant to pay additional rent pursuant to this Section 38B is not predicated upon the rendition by Owner of any cleaning service to the Premises or upon the employment by Owner of Porters or cleaners or by the application to Owner or to the Building of the collective bargaining agreements referred to above. Tenant acknowledges that the payment of Additional Rent to Owner pursuant to the provisions of this Section 38B is intended to be an escalation payment to provide additional rent to Owner and is not a measurement of actual increased costs incurred by Owner in the operation of the Building.
                    (iv) Any such adjustment payable by reason of the provisions of this Section 38B shall commence to be payable in equal monthly installments, as of the first day of the period commencing on or after January 1, 2008 for which the Wage Rate shall exceed the Base Wage Rate, and after Owner shall furnish

Tenant with an Escalation Statement relating to such Operating Year, all monthly installments of rental shall reflect one-twelfth (1/12) of the annual amount of such adjustment until a new adjustment becomes effective pursuant to the provisions of this Section 38B; provided, however, that if said Escalation Statement is furnished to Tenant after the commencement or effective date of any change in the Wage Rate, there shall be due from Tenant to Owner within thirty (30) days after such Escalation Statement, an amount equal to the portion of such adjustment allocable to the period prior to the date upon which said Escalation Statement is furnished to Tenant. In the event that the Wage Rate shall be changed or shall change more frequently than once a year, the adjustment hereunder shall similarly be made by Owner in a supplemental Escalation Statement furnished by Owner to Tenant, so as to reflect such change in the monthly installments due hereunder, and to reflect the effective date of each such change.
               C. All Escalation Payments.
                    (1) Subject to Tenant’s rights as set forth herein to dispute the correctness of any statement, bill or demand furnished by Owner with respect to any item of Additional Rent provided for in this Article 38, Tenant’s obligation to make any payment provided for in this Article 38 shall be absolute and not conditioned on the happening of any act, thing or occurrence, including without limitation the time or timeliness at or with which such statement, bill or demand is furnished to or made upon Tenant. Owner’s failure during the Term to prepare and deliver any statements or bills required to be delivered to Tenant hereunder, or Owner’s failure to make a demand under this Article 38 or under any other provisions of this Lease shall not in any way be deemed to be a waiver of, or cause Owner to forfeit or surrender its rights to collect, any Additional Rent which may have become due pursuant to this Article 38 during the Term. Except as otherwise expressly set forth above, Tenant’s liability for the Additional Rent due under this Article 38 and Owner’s obligation to make payments and refunds to Tenant hereunder, shall continue unabated during the remainder of the Term and shall survive the expiration or sooner termination of this Lease.
                    (2) In no event shall any adjustment of any payments payable by Tenant in accordance with the provisions of this Article 38 result in a decrease in Fixed Annual Rent nor shall any adjustment of any Additional Rent payable by Tenant pursuant to any provision of this Article 38 result in a decrease in any other Additional Rent payable by Tenant pursuant to any other provision of this Article 38 or any other provisions of this Lease, it being agreed and understood that the payment of Additional Rent under this Article 38 is an obligation supplemental to Tenant’s obligations to pay Fixed Annual Rent and any Additional Rent pursuant to any other provision of this Lease.
                    (3) Notwithstanding any provision hereof to the contrary, if a Tax Year or an Operating Year shall end after the expiration or termination of the Term, the Additional Rent payable by Tenant in respect thereof shall be prorated to correspond to that portion of such year occurring within the Term.

                    (4) Owner’s failure to render any Tax Statement or Escalation Statement with respect to any Tax Year or Operating Year shall not prejudice Owner’s right to thereafter render a Tax Statement or Escalation Statement with respect thereto or with respect to any subsequent Tax Year or Operating Year, nor shall the rendering of a Tax Statement or Escalation Statement prejudice Owner’s right to thereafter render a corrected Tax Statement or Escalation Statement for that Tax Year or Operating Year. Nothing herein contained shall restrict Owner from issuing a Tax Statement at any time there is an increase in Real Estate Taxes during any Tax Year or any time thereafter. Notwithstanding any provision of this Article 38 to the contrary, if Owner renders a Tax Statement or Escalation Statement (or correction thereto) to Tenant with respect to any Tax Year or Operating Year more than twenty-four (24) months after the last day thereof (except with respect to any amounts for which Owner is first billed after the last day of such Operating Year or Tax Year and for which Owner bills Tenant within sixty (60) days after Owner’s receipt of such bill), then Tenant shall not be obligated to pay any such amounts (or corrected amounts) set forth therein that was not included in a previous Tax Statement or Escalation Statement (or correction thereto).
                    (5) Each Tax Statement and each Escalation Statement shall be conclusive and binding upon Tenant unless (i) Tenant shall notify Owner (on or before the date that is the later of (x) the date which is ninety (90) days after the end of the applicable fiscal or calendar year to which such Tax Statement relates and (y) the date which is ninety (90) days after Tenant’s receipt of such Escalation Statement, as applicable), that Tenant disputes the correctness thereof and stating in general terms how such statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay to Owner (as and when otherwise payable to Owner under this Article 38) all Tax Payments and operating payments (whether disputed or undisputed) in accordance with the applicable Tax Statement or Escalation Statement (and, promptly following the determination of such dispute, Owner shall refund or credit any overpayment by Tenant).
                    (6) At Tenant’s request, Owner shall provide Tenant with a copy of any tax bill in question, together with a copy of such backup information as shall be reasonably necessary so as to permit Tenant to determine the accuracy of Owner’s calculation of the Tax Statement. Tenant and its representatives shall agree to treat all such information in a confidential manner.
                    (7) Tenant shall pay to Owner upon demand, as Additional Rent, any occupancy tax or rent tax now in effect or hereafter enacted, which Owner is now or hereafter is required to pay with respect to the Demised Premises or this Lease.
          39. Electric Current.
               A. Tenant’s use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises, as set forth in Section 39D. Should Owner consent to the installation of additional risers or other equipment required by Tenant above the present capacity of the connections, risers, switches, wiring installations or other electrical facilities serving the Demised Premises, which consent shall not be unreasonably withheld or delayed, same shall be provided by Owner and the reasonable cost of such installation thereof shall be paid by Tenant upon Owner’s demand. If Owner provides additional electricity above the capacity of the existing transformers serving the Demised Premises through a high voltage riser, Tenant shall pay a one-time reasonable fee reasonably determined by Owner for the right to each 200 additional amps. If Owner provides such additional electricity, Tenant shall, at its sole cost and expense, step down the voltage in the riser.
               B. For purposes of this Article 39:
                    (i) “Tenant’s consumption” shall mean the kilowatt hours of electric current consumed in the Office Space (exclusive of the HVAC System (as hereinafter defined)), as measured by submeters through which the electric current supplied to the Office Space is drawn, during the Term, commencing immediately upon the Commencement Date (or, if later, the installation and activation of the applicable submeter).
                    (ii) “Rate” shall mean the amount per kilowatt hour (including energy and demand) that is charged by the public utility company supplying electric current to the Building, at the average cost per kilowatt hour at which Owner then purchases electricity utilized in the Building for the same period from the utility company, taking into consideration time of day rates, volume and other applicable discounts. The Rate shall include taxes, energy charges, demand charges, fuel adjustment charges, rate adjustment charges and other charges actually imposed in connection therewith.
                    (iii) “Tenant’s Cost” shall mean one hundred three percent (103%) of an amount determined by applying the Rate to Tenant’s consumption demand and hours of use.
               C. (i) Submeters shall measure the supply of electrical energy furnished to the Office Space, exclusive of the HVAC System. Owner, at Owner’s sole cost and expense shall keep all such submeters in good working order and repair and if more than one (1) submeter is used then Tenant shall have the right to install, at its own sole cost and expense, a totalizer so that same approximates a single meter charge. Owner shall, from time to time, furnish Tenant with a statement indicating the appropriate period during which the Tenant’s consumption was measured and the amount of Tenant’s Cost payable by Tenant to Owner for furnishing electrical current. Within thirty (30) days after receipt of each such statement, Tenant shall pay the amount of Tenant’s Cost set forth thereon to Owner as Additional Rent. If any tax is imposed upon Owner’s receipts from the sale or resale of electrical energy to Tenant by any federal, state, city or local authority, the pro-rata share of such tax allocable to the electrical energy service received by Tenant shall be passed onto and paid by Tenant as Additional Rent if and to the extent permitted by law (but without duplication of the amounts payable pursuant to Section 39B above). If at any time any submeter is out of service or requires repair, Tenant shall pay for electricity with respect to the portion of the Demised Premises covered by such inoperable submeter at a charge reasonably estimated by an independent engineer designated by Owner and approved by Tenant (such approval not to be unreasonably withheld or delayed) based on prior readings of the particular inoperable submeter during comparable periods (or otherwise fairly and appropriately adjusted), provided that pending receipt of such estimate Tenant shall pay for electricity at a charge reasonably estimated by Owner (with credit or debit, as applicable, after receipt of the engineer’s estimate).
                    (ii) With respect to the Basement Space, Tenant shall pay to Owner an annual charge for electricity (the “Basement Electricity Fee”) using a factor of One Dollar ($1.00) per rentable square foot of such space, which factor was based on certain mutually-acceptable theoretical assumptions incorporating approximate estimates of the probable consumption of electrical energy in such space assuming the use thereof in accordance with this Lease and the cost of furnishing such electrical energy as of the date of this Lease. At any time and from time to time during the Term (but no more often than once per six (6) months), Owner may have the Basement Electricity Fee then in effect adjusted as reasonably determined by an independent engineer designated by Owner and approved by Tenant (such approval not to be unreasonably withheld or delayed) to take into account any increase in the rates charged by the public utility serving the Building or any increase in taxes based on the amounts charged by said public utility, since the effective date of the Basement Electricity Fee then in effect (taking into account any prior adjustments). Upon any determination of a new Basement Electricity Fee, Owner shall deliver to Tenant a statement in writing recomputing and adjusting the Basement Electricity Fee, which statement shall include reasonably sufficient detail to enable Tenant to verify the determination of the amount of the adjustment referred to therein. The new Basement Electricity Fee shall take effect on a day designated by Owner that is not less than thirty (30) days after the date of such statement. The parties shall cooperate in good faith to resolve any dispute regarding such adjustment to the Basement Electricity Fee. Notwithstanding the foregoing, each of Owner and Tenant shall have the right to install (at the sole cost and expense of the party pursuing such installation) a submeter to measure the use of electrical energy furnished to the Basement Space, in which event Tenant shall thereafter pay for electricity in the Basement Space in the manner set forth in Section 39C(i) instead of through the Basement Electricity Fee.
               D. Owner will provide a basic electric capacity of six (6) watts (demand load) per rentable square foot in the Office Space, exclusive of the floor air conditioning units servicing the Demised Premises as of the Commencement Date (such units and any replacements thereof, the “HVAC System”), and shall furnish electric capacity to the HVAC System.
               E. If either the quantity or character of electrical service is changed by the public utility corporation supplying electrical service to the Building, or is no longer available or suitable for Tenant’s requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or Owner’s agents unless such change, unavailability or unsuitability (i) renders the Demised Premises untenantable or not reasonably usable for office use and (ii) is not due to acts or omissions of Tenant or Tenant’s contractors, licensees, invitees, agents and employees. Owner shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises unless resulting solely from the improper or wrongful acts or gross negligence of Owner.
               F. Owner’s failure during the Term to prepare and deliver any statements or bills under this Article 39, or Owner’s failure to make a demand under this Article 39 or any other provisions of this Lease, shall not in any way be deemed to be a waiver of, or cause Owner to forfeit or surrender its rights to collect, any amount of Additional Rent which may have become due pursuant to this Article 39 during the Term. Notwithstanding the foregoing, if Landlord renders a statement under this Article 39 with respect to any period of electrical use more than twenty-four (24) months after such period (unless Landlord is first billed for such electrical use thereafter and bills Tenant therefor within sixty (60) days of Landlord’s receipt of such bill), then Tenant shall not be obligated to pay amounts in such statement to the extent not included in a previous statement rendered to Tenant. Except as otherwise set forth herein, Tenant’s liability for any amounts due under this Article 39 shall continue unabated during the remainder of the Term and shall survive the expiration or sooner termination of this Lease.
               G. All determinations under this Article 39 which turn on the public utility rate shall be based on the rate schedule pursuant to which Owner purchases electric current for the Building in effect during the period for which Tenant is billed.
               H. Owner shall furnish and install all replacement lighting tubes, lamps, bulbs and ballasts required in the Demised Premises, at Tenant’s reasonable expense, unless Tenant elects to provide its own service using suppliers and installers approved by Owner, which approval shall not be unreasonably withheld.
          40. End of Term.
       Article 22 hereof is hereby amended to add the following: If Tenant remains in possession of all or any portion of the Demised Premises after the Expiration Date or sooner termination of the Term, then in addition to any other rights or remedies Owner may have hereunder or at law, and without in any manner limiting Owner’s right to demonstrate and collect any damages (excluding consequential damages except as expressly set forth below) suffered by Owner and arising from Tenant’s failure to surrender the Demised Premises as provided herein, Tenant shall pay to Owner as damages for each month or portion of a month during which Tenant holds over in all or any portion of the Demised Premises after the Expiration Date or sooner termination of this Lease, a sum equal to one hundred fifty percent (150%) (which percentage shall be increased, from and after the first thirty (30) days of any holdover, to one hundred seventy-five percent (175%), and, from and after the first sixty (60) days of any holdover, to two hundred percent (200%)) of the aggregate of that portion of the Fixed Annual Rent and Additional Rent which was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of all or any portion of the Demised Premises after the Expiration Date or sooner termination of this Lease or to limit in any manner Owner’s right to regain possession of the Demised Premises through summary proceedings, or otherwise, and no acceptance by Owner of payments from Tenant after the Expiration Date or sooner termination of the Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Article. In addition, if such holdover exceeds thirty (30) days, Tenant agrees to indemnify and save Owner harmless from all costs, claims, losses or liability (including consequential damages) resulting from delay by Tenant in surrendering all or any portion of the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The provisions of this Article 40 shall survive the Expiration Date or sooner termination of the Lease. The preceding shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York.
          41. Condition of Demised Premises.
               A. Supplementing the provisions of Articles 15 and 21 hereof, Tenant shall take possession of the Demised Premises “AS IS,” it being expressly agreed that Owner shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant’s occupancy other than (a) to demolish and slab over the staircase between the 8th and 9th floors of the Building and (b) to remove any friable asbestos and any other asbestos or asbestos-containing materials required by law to be removed or encapsulated, in each case to the extent discovered within the Demised Premises provided that (i) Tenant notifies Owner of such asbestos in writing promptly after the discovery thereof, (ii) Owner shall not be responsible for removing any floor tiles containing asbestos, (iii) the discovery of such asbestos did not occur in connection with the negligence, improper act or omission or violation of this Lease by Tenant or Tenant’s contractors or subcontractors or any other party claiming by, through or under Tenant, (iv) such asbestos-containing materials were not brought in to the Demised Premises by Tenant or any party claiming by, through or under Tenant and (v) Tenant shall cooperate as reasonably requested by Owner in connection with such removal (including by vacating such portions of the Demised Premises as shall be reasonably necessary therefor) (such items of work to be done by Owner pursuant to such clauses (a) and (b), collectively, “Owner’s Work”). Owner’s Work shall be done at Owner’s sole cost and expense, in a good and workerlike manner and in compliance with all applicable Laws, and to the extent Owner’s Work shall not be completed by the Commencement Date, Owner and Tenant shall cooperate reasonably and in good faith to coordinate the performance and completion of Owner’s Work and Tenant’s Changes (as hereinafter defined) such that one shall not unreasonably delay the other. If Owner’s Work is not substantially completed on or before the day that is ninety (90) days after Tenant’s written request to Owner to commence Owner’s Work (subject to Force Majeure (as hereinafter defined) and delays caused by the improper acts or omissions of Tenant) (the “Fixed Substantial Completion Date”), then the Rent Commencement Date shall be extended by one (1) day for each day (or portion of a day) from and after the Fixed Substantial Completion Date through and including the day Owner’s Work is substantially completed. As used herein, “substantially completed” shall mean achieving the stage of progress of Owner’s Work as shall not prevent or materially impair Tenant’s Initial Changes (as hereinafter defined) due to unfinished aspects of Owner’s Work. Tenant, at its sole cost and expense and in compliance with all applicable requirements of insurance bodies having jurisdiction and the provisions of this Lease (including, without limitation, Articles 3 and 42), may make such Tenant’s Changes in the Demised Premises as Tenant may consider necessary or desirable to prepare the same for Tenant’s occupancy.
               B. Notwithstanding anything to the contrary contained in any other provision of this Lease, in the event that at any time during the Term (a) Tenant is unable to use or have access to the Demised Premises or any portion thereof for the ordinary conduct of Tenant’s business solely due to (I) the failure by Owner to provide repairs, heat, air cooling, water, elevator, electric and/or other services expressly required to be furnished by Owner under this Lease, or to comply with Laws expressly required to be complied with by Owner under this Lease, or (II) Owner’s performance of any alterations, restorations, work, installations or repair in the Building or the Demised Premises (other than any such alteration, restoration, work, installation or repair that Owner performs at Tenant’s request or by reason of Tenant’s failure to perform such alteration, restoration, work, installation or repair) and any such condition continues for a period in excess of ten (10) consecutive days (or, if such condition is the result of Force Majeure, thirty (30) consecutive Business Days) after Tenant gives a notice to Owner (the “Abatement Notice”) stating that Tenant’s inability to use the Demised Premises or such portion thereof is solely due to such condition, (b) neither Tenant nor any party claiming by, through or under Tenant actually uses or occupies the Demised Premises or such portion thereof during such period, and (c) such condition has not resulted from a casualty or condemnation or from the default, negligence or willful misconduct of Tenant, Tenant’s agents or employees or any subtenant or other occupant of the Demised Premises, then Fixed Annual Rent and Additional Rent under Article 38 shall be abated as to the Demised Premises or affected portion (pro rata according to the proportion of the rentable square footage of the Demised Premises so affected) on a per diem basis for the period commencing on the eleventh (11th) day (or thirty-first (31st) Business Day, in the case of Force Majeure) after Tenant gives the Abatement Notice, and ending on the earlier of (i) the date Tenant or any party claiming by, through or under Tenant reoccupies the Demised Premises or such portion thereof for the ordinary conduct of its business, or (ii) the date on which such condition is substantially remedied such the Demised Premises can be reoccupied for the ordinary conduct of business. As used herein, “Force Majeure” shall mean strike, lockouts or other labor or industrial troubles, governmental pre-emption in connection with a national emergency, any enforcement or adoption of a Law in connection with an emergency or other catastrophic event, conditions of supply or demand that are affected by declared war or other national, state or municipal emergency, fire or other casualty, such as (by way of example) civil disturbance, acts of the public enemy, riot, sabotage, blockade, embargo, explosion or any other cause beyond a party’s reasonable control, whether or not similar to any of the causes hereinabove stated. Notwithstanding the foregoing, a party’s failure to make a payment of money, or any other event that derives from such party’s lack of funds, shall not constitute a “Force Majeure” event for purposes hereof.
          42. Tenant’s Changes.
               A. Tenant, at its sole cost and expense (but subject to Section 42F), shall cause any permitted alterations, decorations, installations, additions or improvements in or about the Demised Premises (“Tenant’s Changes”), including any changes which Tenant intends to make on or before the Commencement Date, to be performed in a good and workerlike manner and in compliance with all applicable legal and other requirements of insurance bodies having jurisdiction over the Building, the provisions of Article 3 hereof and this Article 42 and in such manner as not to interfere with, delay, or impose any additional expense upon Owner in the maintenance or operation of the Building or the performance of Owner’s Work. Tenant, at its expense, and with diligence and dispatch, but in any event within thirty (30) days after the receipt of notice thereof, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant’s Changes which shall be issued by the Department of Buildings or any other public authority having or asserting jurisdiction over the Building; provided, however, that if the same cannot be reasonably cancelled or discharged within such thirty (30) day period, then Tenant shall not be in default of such requirement so long as Tenant commences diligent efforts to cancel or discharge the same within such thirty (30) day period and causes the same to be removed as promptly as reasonably practicable. Owner shall promptly forward notice of any such violations to Tenant received by Owner.
               B. Supplementing the provisions of Article 3 hereof, prior to making any proposed Tenant’s Changes, Tenant, at Tenant’s expense, (a) shall submit to Owner and shall obtain Owner’s approval (not to be unreasonably withheld, delayed or conditioned) of detailed plans and specifications (including scaled layout, architectural, mechanical and structural drawings) in three (3) hard copies and diskette form (except in the case of Tenant’s Changes that are purely cosmetic or decorative, do not affect the mechanical, electrical, plumbing, sanitary or other service systems of the Building and do not require filing of any plans with any governmental agency (collectively, “Cosmetic Changes”)), (b) shall obtain all permits, approvals and certifications required by any governmental authorities having jurisdiction (Owner hereby agreeing to execute such documents and applications as may be reasonably required to obtain the same, provided same is at no cost or obligation to Owner), and (c) shall furnish to Owner duplicate original policies or certificates thereof of worker’s compensation insurance (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors, in connection with such Tenant’s Changes) and commercial general liability insurance (including premises operation, bodily injury, personal injury, death, independent contractors, products and completed operations, broad form contractual liability and broad form property damage coverages) in such form, with such companies, for such periods and in such amounts, as Owner may require, naming Owner and its agents, the other Additional Insureds, each Superior Lessor (as hereinafter defined) as to which

Tenant has previously been notified in writing and each Superior Mortgagee (as hereinafter defined) as to which Tenant has previously been notified in writing, as additional insureds. Owner, prior to the granting of its consent to any Tenant’s Changes, may impose such conditions (in addition to those expressly provided in this Lease) as to such Tenant’s Changes as Owner may reasonably consider desirable (provided that no supervisory fee or surcharges and no bonding or other security shall be required for any Alterations). Owner shall have the right, in its sole discretion, to withhold consent to any Tenant’s Changes which would physically affect any part of the Building outside of the Demised Premises (other than standard connections to tap-in points, points of entry and roof rights granted to Tenant in this Lease, as to which Owner shall exercise reasonable discretion), would in Owner’s reasonable judgment materially and adversely affect the proper functioning of any of the mechanical, electrical, plumbing, sanitary or other service systems of the Building, or would require filing of any plans with any governmental agency (unless Tenant shall reimburse Owner for the cost of any such filing). Tenant shall reimburse Owner for any actual, reasonable out-of-pocket third party costs incurred by Owner in connection with any Tenant’s Changes, including, without limitation, costs incurred in connection with Owner’s review and/or approval of Tenant’s plans and specifications for any Tenant’s Changes. Owner shall provide Tenant with copies of supporting documentation for any such payments required by Owner from Tenant, promptly after Tenant’s request therefor. In the event Tenant shall employ any contractor to do any work in the Demised Premises permitted by this Lease, such contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the Building. Owner and Tenant shall attempt (and shall endeavor to cause all affected parties to attempt) to resolve promptly any labor disputes in a commercially reasonable manner. In the event of any such dispute, strike or disharmony, Tenant, upon the demand of Owner, shall cause all contractors, subcontractors, mechanics or laborers causing same to vacate the Building immediately. Tenant shall inform Owner in writing of the names of any contractor or subcontractor(s) Tenant proposes to use in the Demised Premises at least fifteen (15) days prior to the beginning of work by such contractor or subcontractor and Owner shall have the right to approve any such contractor(s) or subcontractor(s) in Owner’s reasonable discretion (subject to Section 42D). Subject to the foregoing provisions of this Section 42B, Tenant shall be permitted to use non-union labor in the Demised Premises.
               C. Notwithstanding anything contained in this Article 42 or Article 3 to the contrary, Owner’s consent shall not be required with respect to Tenant’s Changes which (i) do not materially and adversely affect any part of the Building other than the Demised Premises and the building systems exclusively serving the Premises (the “Premises Systems”) or require any alterations, installations, improvements, additions or other physical changes to be performed in or made to any portion of the Building other than the Demised Premises and the Premises Systems, (ii) do not affect in any material and adverse respect the proper functioning of any other mechanical, electrical, plumbing, sanitary or other service systems of the Building, (iii) do not affect the structure of the Building, (iv) do not involve a perforation to a floor slab of the Premises, (v) do not violate or otherwise require an amendment to the certificate of occupancy for the Building, (vi) are not reasonably expected to have a cost for labor and materials of more than One Hundred Thousand Dollars ($100,000.00), either individually or in the aggregate with other reasonably related Tenant’s Changes constructed within any twelve (12) month period as part of the same project (other than for Cosmetic Changes, as to which no such dollar amount shall apply) and (vii) are performed by union labor and in accordance with all applicable Law. At least five (5) Business Days prior to making any such Tenant’s Changes, Tenant shall notify Owner thereof and submit to Owner (x) reasonable evidence that such Tenant’s Changes comply with the provisions of this Section 42C (including reasonable evidence of the projected project cost, except with respect to Cosmetic Changes) and (y) detailed plans and specifications for such Tenant’s Changes to the extent that any governmental authority requires such plans or specifications or Tenant otherwise prepares such plans and specifications. Any Tenant’s Changes described in this Section 42C shall otherwise be performed in compliance with the provisions of Article 3 and this Article 42.
               D. With respect to any item requiring Owner’s consent or approval pursuant to this Article 42, if Owner fails to grant or deny such consent or approval within ten (10) Business Days after submission (or seven (7) Business Days in the case of a resubmission), provided such submission complies with the requirements above, Tenant shall have the right to send Owner a second written request for consent or approval (a “Second Request”), which shall specifically identify the item(s) to which such request relates, and set forth in bold capital letters the following statement: “IF OWNER FAILS TO RESPOND WITHIN THREE (3) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN OWNER’S CONSENT OR APPROVAL SHALL BE DEEMED GRANTED.” In the event that Owner fails to grant or deny consent or approval to a Second Request within three (3) Business Days after receipt thereof by Owner, the item(s) for which the Second Request is submitted shall be deemed to be approved by Owner.
               E. Upon completion of any of Tenant’s Changes, Tenant, at Tenant’s expense, shall obtain any certificates of final approval of such Tenant’s Changes required by any governmental authority and shall furnish Owner with copies thereof, together with the “as-built” plans and specifications for such Tenant’s Changes (other than Cosmetic Changes), which “as-built” plans shall be in hard copy and diskette form. All Tenant’s Changes shall be made and performed substantially in accordance with the plans and specifications therefor as approved by Owner (if required), all applicable Law and the Rules and Regulations. All materials and equipment to be incorporated in the Demised Premises as a result of any Tenant’s Changes shall be of good quality and no such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement.
               F. (i) Subject to the terms and conditions set forth below, Owner shall pay to or on behalf of Tenant up to a maximum amount of Four Million Four Hundred Eighty Thousand and 00/100 Dollars ($4,480,000.00) (“Owner’s Contribution”) for costs and expenses incurred by Tenant for goods, materials and labor in connection with the design, installation and construction of Tenant’s Changes in connection with

Tenant’s occupancy of the Demised Premises promptly after the Commencement Date (“Tenant’s Initial Changes”), provided that Tenant shall have the right to use up to a maximum of Eight Hundred Ninety-six Thousand and 00/100 Dollars ($896,000.00) of Owner’s Contribution on account of so-called “soft costs” in connection with Tenant’s Initial Changes, including architectural, engineering, expediting and other consulting fees, office furniture and all necessary building department permits and approvals, but in no event shall Owner’s Contribution be applied to expenditures on personal property not constituting a permanent leasehold improvement (other than office furniture). Except with Owner’s prior written approval (not to be unreasonably withheld), Tenant shall not remove from the Demised Premises any Tenant’s Initial Changes or personalty made or purchased with Owner’s Contribution unless replaced with property of equal or greater value to the Tenant’s Initial Changes or personalty removed and which substituted property will be deemed to have been installed in the Demised Premises with Owner’s Contribution.
                    (ii) Owner shall disburse from time to time, but not more often than once in any thirty (30) day period, within ten (10) Business Days after receipt of Tenant’s requisition therefor, to or on behalf of Tenant and/or (at Tenant’s request) to its contractor, that portion of Owner’s Contribution equal to the amount set forth in Tenant’s requisition minus ten percent (10%) thereof (the “Holdback”); provided, however, that no such disbursement shall be made (a) if, and for so long as, Tenant shall be in non-monetary default under this Lease beyond any applicable notice and cure period or in any monetary default under this Lease and (b) until Owner’s receipt of (i) a requisition therefor from Tenant, (ii) a certification of performance (AIA G702 REQ form) from the architect of record and (ii) each of the following:
                         (x) A certificate signed by Tenant and Tenant’s architect dated not more than ten (10) days prior to such request setting forth (a) the sum then justly due to contractors, subcontractors, materialmen, engineers, architects and other persons who have rendered services or furnished materials in connection with Tenant’s Initial Changes, (b) a brief description of such services and materials and the amounts paid or to be paid from such requisition to each of such persons in respect thereof, (c) that to such architect’s knowledge, the work described in the certificate has been completed substantially in accordance with the final plans therefor previously approved by Owner (statement (c) need not be made by Tenant, but rather only by Tenant’s architect), (d) that to Tenant’s knowledge, there has not been filed with respect to the Demised Premises or the Building or any part thereof or any improvements thereon, any vendor’s, mechanic’s, laborer’s, materialmen’s or other like liens arising out of Tenant’s Initial Changes which has not been discharged of record and (e) that Tenant has complied with all of the conditions set forth in this Lease applicable to alterations, including the requirement that Tenant comply with all applicable legal requirements (statements (d) and (e) need not be made by Tenant’s architect, but rather only by Tenant). Upon request of Tenant, Owner shall make payments of Owner’s Contribution directly to Tenant’s contractors; and

                         (y) Partial lien waivers, paid receipts or such other proof of payment as Owner shall reasonably require for all work done and materials supplied by all trade contractors, subcontractors and materialmen through the current requisition; it being agreed that Tenant need not have paid an expense in order to make a requisition therefor, and instead may requisition an advance from Owner which Tenant then uses to pay such expense;
provided, however, that in no event may any one (1) requisition by Tenant (other than the final requisition) cover more than twenty-five percent (25%) of Owner’s Contribution.
                    (iii) Notwithstanding anything in Article 3 or this Article 42 to the contrary, Owner shall not be required to disburse the Holdback to Tenant until Owner (a) has received from Tenant’s architect all certificates of final approval required by any governmental or quasi-governmental body in respect of Tenant’s Initial Changes and (b) has received final lien waivers, paid receipts or such other proof of payment as Owner shall reasonably require for all work done and materials supplied by all trade contractors, subcontractors and materialmen as part of Tenant’s Initial Changes. In the event Tenant (i) fails to obtain the certificates, approvals and proof of payment described above within six (6) months following the date Tenant has commenced occupancy of the Demised Premises for the conduct of its business, or (ii) fails to bond or discharge any mechanic’s lien filed against the Demised Premises or the Building or Owner’s interest therein for work claimed to have been done for or materials claimed to have been furnished to Tenant in connection with any portion of Tenant’s Changes within the time period provided therefor in Article 3 above, then and in either such event, Owner, upon ten (10) days prior notice to Tenant, shall have the right to hire its own contractors or expediters to obtain said certificates and/or approvals and/or to obtain such proof of payment and discharge such lien(s), by filing of the bond required by Law or otherwise, and, at Owner’s option, to use all or any portion of the Holdback in its reasonable attempt to do so, and Tenant, upon Owner’s demand, shall reimburse Owner for all unreimbursed costs so incurred in obtaining said certificates, approvals and/or proof of payment, and/or in canceling, bonding and/or discharging such liens, and to the extent Tenant so reimburses Owner the Holdback amount shall be restored.
                    (iv) Notwithstanding anything to the contrary contained in this Section 42D, if, at the time any payment by Owner to Tenant of all or any portion of Owner’s Contribution is required to be made, Tenant is in default in the payment of Fixed Annual Rent or any item of Additional Rent, Owner may offset the amount of such arrearages against the payment then due from Owner hereunder.
                    (v) Notwithstanding anything to the contrary contained in this Section 42D, Tenant’s right to request, and Owner’s obligation to disburse, Owner’s Contribution shall expire on the date that is twelve (12) months after the Rent Commencement Date, except to the extent that Tenant is reasonably delayed in requesting or obtaining same due to Owner’s wrongful acts or omissions.
               G. All Tenant’s personalty shall remain the property of Tenant and upon the Expiration Date, shall be removed from the Demised Premises by Tenant.

               H. Any modifications, changes or alterations to the Class E fire safety system of the Demised Premises (the “Fire Safety System”), including without limitation, speakers, strobes and pull stations, are deemed to be a Tenant’s Change. Tenant may use only the contractor or contractors designated by Owner with respect to any Tenant’s Changes to the Fire Safety System. Subsequent to any Tenant’s Changes to the Fire Safety System, such system shall be repaired and maintained only by the contractors designated by Owner from time to time, at Tenant’s cost.
               I. Tenant shall have the right to install an internal security system, provided such installation complies in all respects with this Article 42.
               J. Notwithstanding any provision of this Lease to the contrary, only such window shades as are supplied or permitted by Owner shall be installed or used on the exterior windows of the Demised Premises.
               K. Owner shall not unreasonably withhold its approval of Tenant’s installation of an internal security system in the Demised Premises, provided same is installed as a Tenant’s Change in accordance with the applicable provisions of this Article 42.
          43. Subordination and Attornment.
               A. Subject to the further provisions of this Article 43 and to the terms of any agreement entered into pursuant to this Article 43, this Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground and underlying leases now or hereafter existing (hereinafter collectively referred to as “Superior Leases” and the holder of the lessor’s interest therein shall be referred to as a “Superior Lessor”) and to all mortgages and building loan agreements including, without limitation, leasehold mortgages and building loan agreements, which may now or hereafter affect the Land or the Building or a Superior Lease (hereinafter collectively referred to as “Superior Mortgages” and the holder of the mortgagee’s interest therein shall be referred to as a “Superior Mortgagee”), to each and every advance made or hereafter to be made under Superior Mortgages and to all renewals, modifications, replacements and extensions of Superior Leases and Superior Mortgages. This Article shall be self-operative and no further instrument of subordination shall be required in confirmation of such subordination. Tenant shall promptly execute and deliver in recordable form any instrument that Owner, the lessor of any Superior Lease or the holder of any Superior Mortgage may reasonably request to evidence such subordination. Tenant covenants and agrees (subject to any applicable Non-Disturbance Agreement (as hereinafter defined)) that if by reason of a default under any Superior Mortgage or Superior Lease, such Superior Mortgage is foreclosed or such Superior Lease and the leasehold estate of the Owner in the Demised Premises is terminated, then at the election of the purchaser at the foreclosure sale or the then holder of the reversionary interest in the Demised Premises:
                    (i) Tenant will attorn and will recognize such purchaser or holder as the Tenant’s landlord under this Lease, and the holder of such

Superior Mortgage or the lessor under such Superior Lease shall recognize such attornment and accept Tenant as a direct tenant upon all of the terms and provisions of this Lease. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of Owner, the holder of any Superior Mortgage or the lessor under any such Superior Lease, any instrument which may be necessary or appropriate to evidence such attornment, except that such successor landlord shall not be (a) bound by any prepayment of rent more than one month in advance except pursuant to the provisions of this Lease, (b) bound to pay any portion of Owner’s Contribution, (c) bound by any modification of this Lease made without the consent of such Superior Mortgagee or Superior Lessor, of whose identity Tenant has received written notice or (d) subject to any offsets or defenses against or liable for any previous act or omission of any prior landlord (including Owner) under this Lease, except if such act or omission continues after the date of such succession and then only for so much as has accrued subsequent to the date of such succession, or
                    (ii) this Lease will be terminated.
Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event any proceeding is brought by (i) the holder of any Superior Mortgage to foreclose such Mortgage or (ii) by a Superior Lessor under any Superior Lease to terminate the same, and agrees that this Lease shall not be affected in any way whatsoever by any such proceeding unless such Superior Mortgagee or Superior Lessor elects to terminate this Lease.
               B. Notwithstanding anything in Section 43A above to the contrary, Owner shall use commercially reasonable efforts to obtain for Tenant’s benefit, from each current and future Superior Lessor and/or Superior Mortgagee, an agreement (hereinafter, a “Non-Disturbance Agreement”) in favor of Tenant, in reasonable and customary form, which provides generally that so long as this Lease shall be in full force and effect (a) Tenant shall not be named or joined in any action or proceeding to foreclose the Superior Mortgage or terminate the Superior Lease in question, or to otherwise enforce its rights thereunder, unless required by law, (b) no such foreclosure or termination, or any action or proceeding brought in pursuance thereof, shall result in a cancellation or termination of this Lease, nor shall Tenant’s possession or rights hereunder be disturbed, by enforcement of any rights given to the holder pursuant to the terms of such mortgage or lease by law or otherwise, nor by the termination or expiration of such lease, and this Lease shall continue in full force and effect, and in any of such events, such holder will accept the attornment by Tenant to such holder, and (c) if any such Superior Mortgagee or Superior Lessor shall become the owner of Owner’s interest in the Building, this Lease shall continue in full force and effect as a direct lease between Tenant and the then owner of Owner’s interest in the Building, upon all of the terms, provisions, conditions and obligations of this Lease, except that such successor landlord shall not be (i) bound by any prepayment of rent more than one month in advance, except to the extent that (x) such prepayment was expressly required under this Lease or (y) such Superior Mortgagee or Superior Lessor has actually received such prepayment, (ii) bound by any modification of this Lease made without the consent of such Superior Mortgagee or Superior Lessor, of whose identity Tenant has received written notice or (iii) subject to any offsets or defenses against or liable for any previous act or omission of any prior landlord (including Owner) under this Lease, except if such act or omission continues after the date of such succession and then only for so much as has accrued subsequent to the date of such succession. Tenant shall promptly execute and deliver any such Non-Disturbance Agreement described above reasonably requested by Owner, a Superior Lessor or Superior Mortgagee. The failure of Owner to obtain a Non-Disturbance Agreement from any Superior Lessor or Superior Mortgagee shall not constitute a default by Owner hereunder, so long as Owner shall have made commercially reasonable efforts to obtain the same as required by this Section 43B.
          C. If, in connection with the procurement, continuation or renewal of any financing for which the Land or the Building or the interest of the lessee under a Superior Lease represents collateral in whole or in part, any institutional lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not withhold or delay its consent thereto and shall execute and deliver without charge such conforming documents therefor as such institutional lender may reasonably require, provided that such modifications do not increase the obligations of Tenant under this Lease (other than to a merely administrative or de minimis extent) or adversely affect any rights of Tenant under the Lease (other than to a merely administrative or de minimis extent).
          D. Supplementing Section 43 A and Section 43B above, Owner represents that, as of the date hereof, (i) there is no Superior Lessor and (ii) the only Superior Mortgagee is LaSalle Bank National Association, as Trustee for the Registered Holders of Bank of America Commercial Mortgage Inc. Commercial Mortgage Pass-through Certificates, Series 2005-5.
     44. Insurance.
          A. Tenant shall obtain and keep in full force and effect at all times during the Term, at Tenant’s sole cost and expense, (i) insurance against loss or damage by fire and other casualty to all betterments and improvements (including Tenant’s Changes) and all personal property of Tenant in the Demised Premises, under then available standard forms of “all-risk” insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof, with commercially reasonable deductible(s), (ii) commercial general liability insurance with a broad form liability endorsement including coverage for contractual liability, (iii) worker’s compensation insurance as required by law and (iv) business income (interruption) insurance in an amount (x) until the Rent Commencement Date, not less than Two Million Dollars ($2,000,000) and (y) from and after the Rent Commencement Date, not less than twelve (12) months of Fixed Annual Rent and Additional Rent under Article 38. Said commercial general liability insurance shall provide coverage on an occurrence basis with a minimum limit of liability of (x) $10,000,000 per occurrence for bodily injury (including death), whether involving one or more persons and (y) $10,000,000 per occurrence in respect of property damage, is to be written without a policy annual aggregate limit of liability (unless umbrella coverage is in place), and without the inclusion of any defense costs within the limit of liability, and shall name the Additional Insureds as additional insureds against any claims. All of the aforesaid insurance coverage shall be written in form reasonably satisfactory to Owner by one or more good and solvent insurance companies of recognized standing admitted to do business in the State of New York, determined by A.M. Best Co., Inc., or any successor thereto, to have a rating of at least “A-” and a financial size of at least “Class XI.” Tenant shall pay all premiums and charges therefor and upon failure to do so after ten (10) days prior written notice, Owner may, but shall not be obligated to, make such payments, in which event Tenant agrees to pay the amount thereof to Owner within twenty (20) days after demand, as Additional Rent. A duplicate original insurance policy or appropriate certificate evidencing the aforesaid insurance coverage shall be delivered to Owner together with any endorsements thereto, on the Commencement Date and thereafter renewals or replacements thereof shall be delivered to Owner at least thirty (30) days prior to the expiration of any expiring policy. Such insurance policy or certificate shall contain a provision that no act or omission of Tenant will affect or limit the obligation of the insurance company to pay the amount of any loss sustained and that the insurance afforded thereunder shall not be canceled, nonrenewed, or coverage thereunder reduced except upon thirty (30) days’ prior written notice to Owner (or ten (10) days’ prior written to Owner in the case of cancellation by reason of non-payment of premiums). Such insurance policy shall also specifically provide coverage for Tenant’s indemnification and hold harmless obligations set forth in Article 45 hereof. Any certificate delivered to Owner shall also specifically reflect coverage of Tenant’s aforementioned indemnification obligation. The proceeds of policies providing “all risk” property insurance for Tenant’s property, betterments and improvements shall be payable to Tenant. In the event Tenant shall fail to obtain such insurance after ten (10) days’ prior written notice, Owner may, but shall not be obligated to, obtain the same, in which event the reasonable amount of the premium paid shall be paid by Tenant to Owner within twenty (20) days after demand as Additional Rent. The insurance limits described herein for liability coverage may be achieved using umbrella coverage reasonably approved by Owner. The insurance required hereunder may be carried under blanket policies covering the Demised Premises and other locations of Tenant, so long as such blanket policies otherwise comply with the provisions of this Lease and allocate to the Demised Premises the specified coverage, without possibility of reduction or coinsurance by reason of, or because of damage to, any other properties named therein. Notwithstanding any provision of this Article 44 to the contrary, Owner shall also have the right, at any time and from time to time during the Term on not less than thirty (30) days’ prior written notice to Tenant, to require that Tenant increase the amounts and/or kinds of coverage required to be maintained under this Article 44 to the amounts and/or kinds of coverages then required generally by other landlords of office space in comparable buildings in midtown Manhattan.
          B. Each party agrees to use commercially reasonable efforts to include in each of its policies insuring against loss, damage or destruction by fire, a waiver of the insurer’s right of subrogation against the other party in connection with any loss or damage covered by any such policy or permission to release third parties from liability resulting from such casualties. If such waiver or permission shall not be, or shall cease to be, obtainable without additional charge or at all, the insured party shall promptly so notify the other party. In any case in which such waiver or permission shall cease to be obtainable without additional charge, if the other party shall so elect and shall pay the insurer’s additional charge therefor, such waiver or permission shall be included in the policy.
          C. Each party hereby releases the other party, its partners, members, officers, agents and employees with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, its partners, members, officers, agents or employees for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the Term but only if and to the extent to which (assuming no deductibles) such party is covered under a policy of insurance containing a waiver of subrogation provision or permission as provided in Article 9 hereof or this Article 44 or would be insured if it complied with its obligations under this Article. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration, then provided the first party’s right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party’s insurance against such loss, damage or destruction shall be offset against the second party’s liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.
          D. The waiver of subrogation or permission referred to in Sections B and C of this Article shall extend to the partners, members, agents and employees of each party and, in the case of Tenant, shall also extend to all other permitted occupants of the Demised Premises, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). Nothing contained in this Article shall be deemed to relieve either party from any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of Fixed Annual Rent provided for elsewhere in this Lease.
          E. Any employee of the Building to whom property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant’s agent with respect to such property and neither Owner nor its agents shall be liable for any damage to such property nor for the loss of or damage to any property of Tenant by theft or otherwise.
          F. Notwithstanding anything in Sections 9(b) and (c) of this Lease to the contrary, Owner’s obligation to repair and restore the Demised Premises following a fire or other casualty shall mean and be limited to the mechanical systems and structural elements of the Building and the outer walls and windows, ceilings and floors of the Demised Premises, it being understood that (i) Tenant alone shall be required to repair and restore all betterments and improvements (including Tenant’s Changes) and all personal property of Tenant in the Demised Premises, with reasonable dispatch after any casualty, and (ii) any abatement of Fixed Annual Rent and Additional Rent provided for in this Lease following a casualty affecting the Demised Premises shall continue only until such time as Owner shall have repaired and restored the foregoing elements of the Demised Premises for which Owner is responsible to the limited extent hereinabove set forth.
          G. Owner, at its sole cost and expense, shall obtain and maintain in effect as long as this Lease remains in effect, property insurance insuring the Building (but not Tenant’s property) against those risks then generally encompassed in an “all risk” policy and providing for the payment of full replacement cost in the event of a casualty to the Building, with commercially reasonable deductibles.
          H. For avoidance of doubt, in the event of any conflict between the terms of this Article 44 and the terms of Article 9, the terms of this Article 44 shall govern and control.
     45. Indemnification.
          A. Subject to the applicable provisions of Sections 9 and 44 hereof, Tenant shall indemnify and save harmless Owner and Owner’s partners, members, officers, agents and employees and, at Owner’s option, defend Owner and/or Owner’s partners, members, officers, agents and employees against and from (i) any and all claims against Owner or its partners, members, officers, agents or employees directly or indirectly of whatever nature arising wholly or in part from any act, omission or negligence of any of Tenant, any subtenant or Tenant’s or any subtenant’s licensees, agents, servants, contractors, officers, employees, invitees or visitors; (ii) all claims against Owner or its partners, members, officers, agents or employees arising directly or indirectly from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the term of this Lease in or about the Demised Premises, or occurring outside of the Demised Premises but anywhere within or about the Land or the Building, where such accident, injury or damage results or is claimed to have resulted wholly or in part from any act, omission or negligence of any of Tenant, any subtenant or Tenant’s or any subtenant’s licensees, agents, servants, contractors, officers, employees, invitees or visitors (provided that, in the case of an omission, a duty to act existed at law or under this Lease); (iii) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of Tenant to be fulfilled, kept, observed and performed; and (iv) any cost, liability or responsibility for the payment of any sales tax with respect to any installations, furniture, furnishings, fixtures or other improvements located, installed or constructed in the Demised Premises, or the filing of any tax return in connection therewith (although Owner agrees to execute any such return if required by law) regardless of whether such tax is imposed upon Owner or Tenant. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs, damages and expenses of any kind or nature (including without limitation reasonable attorney’s and other professional fees and disbursements) incurred in or in connection with any such claims (including any settlement thereof) or proceeding brought thereon, and the defense thereof but specifically excludes any claims attributable wholly or in part from the negligence or willful misconduct of Owner, or its partners, members, officers, agents or employees.
          B. Owner shall indemnify and save harmless Tenant and Tenant’s partners, members, officers, agents and employees and, at Tenant’s option, defend Tenant and/or Tenant’s partners, members, officers, agents and employees against and from (i) any and all claims against Tenant or its partners, members, officers, agents or employees directly or indirectly of whatever nature arising wholly or in part from any gross negligence or willful misconduct of Owner, its contractors, licensees, agents, servants, officers, employees or invitees or (ii) any breach, violation or non-performance of any covenant, condition or agreement in this Lease expressly set forth and contained on the part of Owner to be fulfilled, kept, observed and performed. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs, damages and expenses of any kind or nature (including without limitation attorney’s and other professional fees and disbursements) incurred in or in connection with any such claims (including any settlement thereof) or proceeding brought thereon, and the defense thereof but specifically excludes any claims attributable wholly or in part from the negligence or willful misconduct of Tenant, or its partners, members, officers, agents or employees.
          C. In case of any action or proceeding is brought by reason of any claim for which indemnification is provided pursuant to this Lease, the indemnifying party (upon notice from the indemnified party) shall at the indemnifying party’s expense resist or defend such action or proceeding by counsel approved by the indemnified party in writing (such approval not to be unreasonably withheld, and with the indemnifying party’s insurer’s counsel being approved except in case of conflict).
          D. The provisions of this Article 45 shall survive the expiration or termination of this Lease. Nothing contained in this Article 45 shall entitle Owner or Tenant to consequential, punitive, special or indirect damages or lost profits.
     46. Additional Rent; Late Charges; Rent Credit.
          A. As used in this Lease, “Additional Rent” (whether capitalized or not) shall be and consist of all sums of money, costs, expenses, or charges of any kind or amount whatsoever (other than Fixed Annual Rent) which become due and payable by Tenant to Owner pursuant to this Lease. Except as otherwise expressly provided in this Lease with respect to the timing for specific payments of items of Additional Rent, Additional Rent shall be due and payable within thirty (30) days after Tenant’s receipt of an invoice therefor. If Tenant fails to pay any Additional Rent, Owner shall have the same rights and remedies under this Lease as in the case of non-payment of Fixed Annual Rent.

          B. In every case in which Tenant is required by the terms of this Lease to pay to Owner a sum of money and payment is not made (i) within five (5) days after the same becomes due in the case of Fixed Annual Rent or payments under Article 38 or (ii) on the date the same becomes due in the case of any other amounts due under this Lease, Tenant shall pay to Owner interest on the amount outstanding from the date it initially becomes due until it is paid at an annual rate which shall be four (4) percentage points in excess of the prime or base rate set by the New York City office of Citibank, N.A. or any successor thereof, but in no event more than the highest rate of interest which at such time shall be permitted under the laws of the State of New York (hereinafter, the “Default Rate”). The foregoing provision for such payments shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligations to pay all such sums at the time or times herein stipulated and, accordingly, notwithstanding the imposition of such payments, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time herein stipulated, and neither the demand for, nor collection by Owner of, such payments shall be construed as a curing of such default on the part of Tenant.
          C. Notwithstanding anything to the contrary set forth elsewhere in this Lease, provided that at the time of application no monetary default and no material non-monetary default on the part of Tenant shall have occurred and be continuing beyond applicable notice and cure periods, Owner will allow Tenant a credit against the Fixed Annual Rent with respect to the Office Space (but not against any other amounts payable under this Lease), in the aggregate amount of Two Million Three Hundred Eighty Thousand and 00/100 Dollars ($2,380,000.00) (the “Credit”), to be applied at the rate of One Hundred Ninety-eight Thousand Three Hundred Thirty-three and 33/100 Dollars ($198,333.33) per month until the Credit shall have been fully liquidated.
     47. Signage.
          Tenant shall have the right (at Tenant’s sole cost and expense) to install an identification sign in the 7th and 8th floor elevator lobbies, of a size and appearance reasonably satisfactory to Owner.
     48. Assignment, Mortgaging, Subletting, etc.
          A. Except as otherwise expressly provided in this Article 48, neither this Lease nor any part hereof nor the interest of Tenant hereunder or in any sublease or the rentals thereunder, shall, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, Tenant’s legal representatives or successors in interest and neither the Demised Premises nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant or shall be sublet or be used, occupied or utilized for desk space or for mailing privileges by anyone other than Tenant, without the prior consent of Owner in each instance. For purposes of this Article 48, (i)

the issuance of interests in Tenant or any subtenant (whether stock, partnership interest or otherwise) to any person or group of related persons, whether in a single transaction or a series of related or unrelated transactions, in such quantities that after such issuance such person or group shall have control (as defined in Section 48C) of Tenant or such subtenant, shall be deemed an assignment of this Lease or such sublease, as the case may be, if such issuance of interests is intended to circumvent the restrictions on assignment and subletting set forth herein and does not have a valid primary independent business purpose, (ii) a transfer of more than 50% in interest of Tenant or any subtenant (whether stock, partnership interest or otherwise) by any party or parties in interest whether in a single transaction or a series of related or unrelated transactions shall be deemed an assignment of this Lease, or such sublease, as the case may be, if such transfer is intended to circumvent the restriction on assignment and subletting set forth herein and does not have a valid primary independent business purpose except that the transfer of the outstanding capital stock of any corporate Tenant, or subtenant, by persons or parties (other than persons or parties owning 5% or more of the voting stock of such corporation) through the “over-the-counter” market or any recognized national securities exchange, shall not be included in the calculation of such 50%, (iii) a “take-over agreement” pursuant to which any person or persons shall agree to assume the obligations of Tenant hereunder in consideration of Tenant (or any affiliate of Tenant) leasing space in another building, shall be deemed an assignment of this Lease, (iv) any person or legal representative of Tenant, to whom Tenant’s interest under this Lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article 48, and (v) any modification or amendment of a sublease that changes a material term thereof, or any extension or assignment of a sublease, shall each be deemed a sublease. Any assignment, sublease, mortgage, pledge, encumbrance or transfer by Tenant in contravention of this Article 48 shall be void. Notwithstanding the generality of the foregoing, no assignment of a sublease or sub-subletting in violation of this Section 48A shall be a default under this Lease so long as Tenant has commenced and is diligently pursuing commercially reasonable steps (at Tenant’s sole cost and expense) to enforce the terms of this Section 48A against the subtenant.
          B. If this Lease shall be assigned, whether or not in violation of the terms of this Lease, Owner may collect rent from the assignee. If the Demised Premises or any part thereof shall be sublet or shall be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Owner may, after default by Tenant and expiration of Tenant’s time to cure such default, if any, collect rent from the subtenant or occupant. In either event Owner may apply the net amount collected to the Fixed Annual Rent and Additional Rent herein reserved. The consent by Owner to an assignment, transfer, encumbering or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant from obtaining the express prior consent of Owner to any other or further assignment, transfer, encumbering or subletting if same is required hereunder. References in this Lease to use or occupancy by anyone other than Tenant shall not be construed as limited to subtenants and those claiming under or through subtenants, but as including also licensees and others claiming under Tenant, immediately or remotely. The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or the Demised Premises, or be deemed to constitute or serve as a substitute for, any consent of Owner required under this Article, and it is understood that any such listing (in the absence of such consent) shall constitute a privilege extended by Owner, revocable at Owner’s will by notice to Tenant. Tenant agrees to pay to or reimburse Owner for all actual, reasonable out-of-pocket third party costs which may be incurred by Owner in connection with any proposed assignment of this Lease or any proposed subletting of the Demised Premises or any part thereof, including reasonable attorneys’ fees and disbursements and, if applicable, the cost of making investigations as to the acceptability of a proposed subtenant or assignee. Neither any assignment of this Lease nor any subletting, occupancy or use of the Demised Premises or any part thereof by any person other than Tenant, nor any collection of rent by Owner from any person other than Tenant, nor any application of any such rent as provided in this Article, nor a direct dealing by Owner with any subtenant, occupant or assignee, shall under any circumstances be deemed a waiver of any of the provisions of this Article or, except as set forth in this Article 48, relieve, impair, release or discharge Tenant of its obligations fully to perform the terms of this Lease on Tenant’s part to be performed and Tenant shall remain fully and primarily liable therefor.
          C. Tenant may, without Owner’s consent and without complying with Section 48F or Section 48G, permit any corporations or other business entities which control, are controlled by, or are under common control with Tenant (each herein referred to as a “related entity”) to use or sublet all or part of the Demised Premises for any of the purposes permitted to Tenant, or Tenant may assign this Lease to a related entity without Owner’s consent, subject in each case however to compliance with Tenant’s obligations under this Lease and provided that (i) Tenant shall not then be in default in the performance of any of its obligations under this Lease beyond applicable periods of notice and grace, (ii) prior to such use, subletting or assignment Tenant furnishes Owner with the name of any such related entity, together with a certification of Tenant, and such other proof as Owner may reasonably request, that such user, sublessee or assignee is a related entity of Tenant, (iii) such use, subletting or assignment has a valid primary independent business purpose and is not intended to circumvent the restrictions on assignment and subletting set forth herein and (iv) the term of any such use or subletting shall terminate if at any time the sublessee shall no longer be a related entity. Such use, subletting or assignment shall not relieve, release, impair or discharge any of Tenant’s obligations hereunder. For the purposes hereof, “control” shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entities.
          D. Tenant may, without Owner’s consent and without complying with Section 48F or Section 48G, assign or transfer its entire interest in this Lease and the leasehold estate hereby created to a successor entity of Tenant (as hereinafter defined), provided that Tenant shall not then be in default in the performance of any of its obligations under this Lease beyond applicable periods of notice and grace. A “successor entity”, as used in this Section, shall mean (i) an entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of business or governmental entities, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation the obligations of the Tenant under this Lease are assumed by the entity surviving such merger or consolidation, (ii) an entity acquiring this Lease and the estate hereby granted and substantial other property and assets of Tenant, its corporate successors or assigns, and assuming substantial other liabilities of Tenant, its successors and assigns, including all obligations under this Lease, or (iii) any entity that purchases all or substantially all of the issued and outstanding shares of Tenant, or (iv) any successor to a successor entity becoming such by either of the methods described in subdivisions (i), (ii) and (iii) above, provided that, (a) such merger or consolidation, or such acquisition and assumption, or such purchase, as the case may be, is not principally for the purpose of transferring the leasehold estate created hereby, and (b) immediately after giving effect to any such merger or consolidation, or such acquisition and assumption, or such purchase, as the case may be, the entity surviving such merger or created by such consolidation or acquiring such shares or assets and assuming such liabilities, as the case may be, shall have a net worth (excluding goodwill), as determined in accordance with generally accepted accounting principles and certified to Owner by a reputable nationally-recognized independent certified public accounting firm having no less than twenty (20) partners, at least equal to those of Tenant immediately prior to such transaction. In addition, any entity that is then the Tenant may “go public” without same being deemed an assignment of this Lease.
          E. No assignment made pursuant to Section 48D and no assignment otherwise consented to by Owner shall be valid unless, within twenty (20) days after the execution thereof, Tenant shall deliver to Owner a duplicate original instrument of assignment and assumption in form and substance reasonably satisfactory to Owner, duly executed by Tenant, and by the assignee, in which such assignee shall assume performance of all terms of this Lease on Tenant’s part to be performed.
          F. (i) Notwithstanding anything contained in Sections 48A and 48B to the contrary, but subject to the rights of Tenant under Section 48C and 48D, in the event that at any time Tenant desires to sublet all or any part of the Demised Premises or to assign its interest in this Lease, Tenant:
               (a) shall submit to Owner (x) in the case of a sublease, the name and address of the proposed subtenant and a reasonably detailed description of such person’s business (but if such subtenant has not yet been identified, Tenant shall submit such name, address and description to Owner promptly after such identification) and (y) in the case of an assignment, the name and address of the proposed assignee, a reasonably detailed description of such person’s business, reasonably detailed business and financial references for such person (including its most recent balance sheet and income statements certified by its chief financial officer or a certified public accountant) and any other business information reasonably requested by Owner (but if such assignee has not yet been identified, Tenant shall submit such name, address, description and references to Owner promptly after such identification);
               (b) shall submit to Owner (1) either (x) a term sheet setting forth all the proposed terms of the proposed sublease or assignment, it being understood that Tenant may deliver such term sheet to Owner in advance of having identified a potential assignee or subtenant or (y) a conformed or photostatic copy of the proposed assignment or sublease, the effective date of which shall be at least thirty (30) days after the date of the giving of such notice and which shall be conditioned on Owner’s consent thereto, and (2) an agreement by Tenant to indemnify Owner against liability resulting from any claims that may be made against Owner by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease, to the extent such claims are arising from the actions of Tenant;
               (c) in the case of a proposed sublease that (whether individually or together with any other subleases then in effect or submitted to Owner for Owner’s consent) demises more than fifty percent (50%) of the Demised Premises (except if such subletting is permitted without Owner’s consent pursuant to Section 48C), shall be deemed to have granted Owner the option, to be exercised within thirty (30) days after receipt of all items to be submitted by Tenant pursuant to this Section 48F(i) (other than, if applicable, the name, address, description and references that Tenant is permitted, pursuant to Section 48F(i)(a), to submit after the initial submission of information), to terminate this Lease with respect to the space that is the subject of such proposed sublease upon the terms and conditions hereinafter set forth (provided that if Owner shall elect to terminate this Lease pursuant to this clause (c), then Tenant shall have the right, not later than five (5) Business Days after Owner’s termination notice, to retract its request for consent and this Lease shall continue in full force and effect);
               (d) in the case of a proposed assignment of this Lease (except if such assignment is permitted without Owner’s consent pursuant to Section 48C or 48D), shall be deemed to have granted Owner the option, to be exercised within thirty (30) days after receipt of all items to be submitted by Tenant pursuant to this Section 48F(i) (other than, if applicable, the name, address, description and references that Tenant is permitted, pursuant to Section 48F(i)(a), to submit after the initial submission of information), to terminate this Lease upon the terms and conditions hereinafter set forth (provided that if Owner shall elect to terminate this Lease pursuant to this clause (d), then Tenant shall have the right, not later than five (5) Business Days after Owner’s termination notice, to retract its request for consent and this Lease shall continue in full force and effect); and

               (e) shall not offer such space for assignment or subletting to anyone other than the proposed assignee or subtenant (unless no such proposed assignee or subtenant was identified and Tenant delivered a term sheet to Owner in advance of having identified a potential assignee or subtenant pursuant to Section 48F(i)(b)) until after thirty (30) days have elapsed after receipt by Owner of all items to be submitted by Tenant pursuant to this Section 48F(i).
               (iii) If Owner shall exercise an option to terminate this Lease in whole or in part (as applicable) pursuant to subsections (c) or (d) of Section 48F(i), such termination shall be effective as of the date specified in said notice (“termination date”) which shall be not earlier than one (1) day before the effective date of the proposed assignment or subletting nor later than ten (10) days after said proposed effective date. Tenant shall then vacate and surrender the part of the Demised Premises proposed to be sublet (in the case of a proposed sublease) or the entire Demised Premises (in the case of a proposed assignment), on or before the termination date and the Term of this Lease as to the part of the Demised Premises thereof proposed to be sublet (in the case of a proposed sublease) or as to the entire Demised Premises (in the case of a proposed assignment) shall end on the termination date as if that date were the Expiration Date. Owner shall be free to, and shall have no liability to Tenant if Owner should, lease the part of the Demised Premises proposed to be sublet or the entire Demised Premises, as the case may be, to Tenant’s prospective assignee or subtenant. If a part of the Demised Premises is surrendered to Owner pursuant hereto, Owner, at Tenant’s sole cost and expense, shall make such alterations as may be reasonably required physically to separate such surrendered space from the remainder of the Demised Premises and shall repair or restore to tenantable condition any part of the remainder of the Demised Premises which is physically affected by such separation (in each case, in compliance with all laws and ordinances and all requirements of mortgagees and insurance carriers); if necessary, Tenant shall afford Owner and its agents, tenants, under tenants or licensees reasonably appropriate means of ingress and egress to and from such surrendered space; and Owner and Tenant shall execute and deliver a supplementary agreement modifying this Lease, as of the day following such surrender, by eliminating such surrendered space from the Demised Premises, equitably reducing the rent allocable to the remaining portion of the Demised Premises and appropriately modifying the other terms of this Lease to reflect the elimination of such surrendered space from the Demised Premises. Failure by either party to execute such an agreement shall not affect the foregoing provisions of this subsection 48F(ii).
               (iv) In the event that Tenant shall have requested Owner’s consent to any such subletting or assignment and shall have submitted to Owner all items required by Section 48F(i), and Owner does not exercise its option to terminate this Lease, in whole or in part (as applicable), as referred to in Section 48F(i), or if Owner does not have such termination option, Owner’s consent to any such subletting or assignment, as the case may be, shall be granted or denied within thirty (30) days after Owner’s receipt from Tenant of all items to be submitted by Tenant pursuant to Section 48F(i) (other than, if applicable, the name, address, description and references that Tenant is permitted, pursuant to Section 48F(i)(a), to submit after the initial submission of information) and shall not be unreasonably withheld, provided that all of the following conditions have been satisfied:
               (a) In the reasonable judgment of Owner the proposed subtenant or assignee, as the case may be, is of a business character, and the proposed assignee has a financial worth, such as is in keeping with the standards of Owner for the Building, and the nature of the proposed subtenant’s or assignee’s business is in keeping with the character of the Building and its tenancies;
               (b) The purposes for which the proposed subtenant or assignee intends to use the Demised Premises or the applicable portion thereof are uses expressly permitted by and not prohibited by this Lease or by any other lease in the Building;
               (c) Tenant shall not have publicly advertised all or any part of the proposed premises for subletting or assignment, whether through a broker, agent, representative or otherwise, at a rental rate less than the rent at which Owner is then offering to lease comparable space in the Building; however, Tenant may negotiate and consummate a sublease or assignment at a lesser rate of rent (conditional on Owner’s consent);
               (d) The proposed occupancy shall not materially increase the office cleaning requirements or impose a material extra burden upon the Building equipment or building services beyond in each case the requirements of Tenant;
               (e) Any such subletting will result in there being no more than two (2) subtenants, in addition to Tenant and Tenant’s related corporations, on any single floor of the Demised Premises;
               (f) The proposed sublease or assignment shall prohibit any further assignment or subletting without Owner’s consent (which consent shall not be required if this Article states that such consent would not be required if such sublease or assignment were with respect to this Lease, and which consent shall not be unreasonably withheld if this Article states that such consent would not be unreasonably withheld if such sublease or assignment were with respect to this Lease) and without a true copy thereof having been submitted to Owner;
               (g) The proposed sublease shall be expressly subject and subordinate to all of the terms of this Lease;
               (h) Tenant shall not be in default beyond applicable notice and grace periods in the performance of any of its monetary or material non-monetary obligations under this lease at the time Owner’s consent to such subletting or assignment is requested or at the commencement of the term of any proposed sublease or upon the effective date of any such assignment;
               (i) Tenant shall reimburse Owner for any reasonable out-of-pocket third party costs that may be incurred by Owner in connection with said sublease or assignment as set forth in Section 48B;
               (j) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of, New York State;
               (k) The proposed subtenant or assignee shall not be party who is negotiating or within the four (4) months immediately preceding Tenant’s request for Owner’s consent, has negotiated, with Owner or Owner’s agent (either directly or through a broker) for the rental of any space in the Building, unless Owner does not then have comparable space available for the proposed subtenant or assignee;
               (l) The term of any proposed sublease shall not be less than the shorter of (x) twelve (12) months or (y) substantially all the remainder of the Term;
               (m) Tenant or the subtenant, at its sole cost and expense, (x) shall provide to the subleased premises an independent means of access to and from the elevators and/or staircase on the floor as shall be necessary to comply with all applicable legal requirements and insurance requirements, and (y) shall be responsible for making any alterations to the Demised Premises to comply with the ADA as may be required as a result of such subletting; and
               (n) In the case of any proposed sublease for which Tenant has submitted a term sheet pursuant to Section 48F(i)(b)(l)(x), such sublease is entered into within six (6) months after such submission on substantially the same terms as set forth in such term sheet (provided that the net effective rental in such sublease shall be no less than ninety-three percent (93%) of the net effective rental set forth in such term sheet).
               (v) [Intentionally omitted.]
               (vi) With respect to each and every sublease or assignment authorized by the provisions of this Section, it is further agreed and understood between Owner and Tenant as follows:
               (a) No subletting shall be for a term ending later than one day prior to the Expiration Date and that part, if any, of the proposed term of any sublease or any renewal or extension thereof which shall extend beyond a date one day prior to the Expiration Date or the sooner termination of the Term shall be a nullity; and
               (b) There shall be delivered to Owner, within twenty (20) days after the effective date of the assignment or commencement of the term of the proposed sublease, as the case may be, notice of such commencement, in the case of a sublease, or notice of the effectiveness of such assignment, in the case of an assignment.
               (vii) In the event that (a) Owner fails to exercise any of its options under Section 48F(i) and 48F(ii) and consents to the proposed sublease or assignment and (b) the assignment or sublease to which Owner shall have consented does not become effective on or before the date which is ninety (90) days after the effective date set forth in the conformed or photostatic copy thereof furnished to Owner pursuant to Section 48F(i)(b), then Tenant shall again comply with all of the provisions and conditions of this Article 48 before assigning this Lease or subletting all or any part of the Demised Premises.
          G. Notwithstanding anything to the contrary contained herein, if Owner shall consent to any assignment or subletting and Tenant shall either (i) receive any consideration from its assignee for the assignment of this Lease, Tenant shall pay over to Owner fifty percent (50%) of such consideration (including, without limitation, sums designated by the assignee as paid for the purchase of Tenant’s property in the Demised Premises, including Tenant’s alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns, or, if Tenant does not file such returns, on the same basis as carried on Tenant’s books) as shall exceed the reasonable brokerage commissions, free rent, tenant improvement costs and attorneys’ fees and disbursements actually incurred by Tenant for such assignment or (ii) sublet the Demised Premises or any portion thereof to anyone for rents, additional charges or other consideration (including, without limitation, sums designated by the subtenant as paid for the purchase of Tenant’s property in the Demised Premises, including Tenant’s alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns or, if Tenant does not file such returns, on the same basis as carried on Tenant’s books) which for any period shall exceed the rents payable for the subleased space under this Lease for the same period, Tenant shall pay Owner, as Additional Rent, fifty percent (50%) of such excess less reasonable brokerage commissions, free rent, tenant improvement costs and attorneys’ fees and disbursements actually incurred by Tenant for such subletting, which shall be recouped from the first revenues received. All sums payable to Owner pursuant to clause (i) of this Section 48G shall be paid on the effective date of such assignment and all sums payable to Owner pursuant to clause (ii) of this Section 48G shall be paid on the date or dates such sums are paid to Tenant.
          H. If Owner shall recover or come into possession of the Demised Premises before the Expiration Date, Owner shall have the right, at its option, to take over any and all subleases of the Demised Premises or any part thereof made by

Tenant and to succeed to all the rights of said subleases or such of them as it may elect to take over. Tenant hereby expressly assigns and transfers to Owner such of the subleases as Owner may elect to take over at the time of such recovery of possession, such assignment and transfer not to be effective until the termination of this Lease or reentry by Owner hereunder or if Owner shall otherwise succeed to Tenant’s estate in the Demised Premises, at which time Tenant shall upon request of Owner, execute, acknowledge and deliver to Owner such further assignments and transfers as may be necessary to vest in Owner the then existing subleases. Every sublease hereunder is subject to the condition that by its acceptance of and entry into a sublease, each subtenant thereunder shall be deemed conclusively to have thereby agreed from and after the termination of this Lease or reentry by Owner hereunder or if Owner shall otherwise succeed to Tenant’s estate in the Demised Premises, that such subtenant shall waive any right to surrender possession or to terminate the sublease and, at Owner’s election, such subtenant shall be bound to Owner for the balance of the term of such sublease and shall attorn to and recognize Owner, as its Owner, under all of the then executory terms of such sublease, except that Owner shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one month’s rent and additional rent which shall be payable as provided in the sublease, unless such modification or prepayment shall have been approved in writing by Owner, (iv) be obligated to repair the subleased space or the Building or any part thereof, in the event of total or substantial total damage beyond such repair as can reasonably be accomplished from the net proceeds of insurance actually made available to Owner, (v) be obligated to repair the subleased space or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be accomplished from the net proceeds of any award actually made available to Owner as consequential damages allocable to the part of the subleased space or the Building not taken or (vi) be obligated to perform any work in the subleased space or the Building or to prepare them for occupancy beyond Owner’s obligations under this Lease, and the subtenant shall execute and deliver to Owner any instruments Owner may reasonably request to evidence and confirm such attornment. If Owner so elects to have such subtenant attorn to Owner, Tenant shall deliver to Owner any security deposit which Tenant is then holding under such sublease and such subtenant shall reimburse Owner for any costs that may be incurred by Owner in connection with such attornment, including reasonable attorneys’ fees and disbursements and the cost of making investigations as to the acceptability of such subtenant. Each subtenant or licensee of Tenant shall be deemed automatically upon, and as a condition of occupying or using the Demised Premises or any part thereof, to have given a waiver of the type described in, and to the extent and upon the conditions set forth in, Article 9(f).
          I. If, at any time after the Tenant named herein may have assigned its interest in this Lease, this Lease shall be disaffirmed or rejected in any proceeding of the types described in Article 16 or in any similar proceeding, or in the event of termination of this Lease by reason of any such proceeding or by reason of lapse of time following notice of termination given pursuant to Article 16 based upon any of the conditions of limitation set forth in said subdivisions, then (except to the extent the Tenant named herein has been expressly released from liability hereunder) the Tenant named herein upon request of Owner given within thirty (30) days after such disaffirmance, rejection or termination (and actual notice thereof to Owner in the event of a disaffirmance or rejection or in the event of termination other than by act of Owner), shall (i) pay to Owner all Fixed Annual Rent, Additional Rent and other charges due and owing by the assignee to Owner under this Lease to and including the date of such disaffirmance, rejection or termination, and (ii) as “tenant,” enter into a new lease with Owner of the Demised Premises for a term commencing on the effective date of such disaffirmance, rejection or termination and ending on the Expiration Date, unless sooner terminated as in such lease provided at the same Fixed Annual Rent and upon the then executory terms, covenants and conditions as are contained this Lease, except that (a) the rights of Tenant named herein under the new lease shall be subject to the possessory rights of the assignee under this Lease and the possessory rights of any persons claiming through or under such assignee or by virtue of any statute or of any order of any court, (b) such new lease shall require all defaults existing under this Lease to be cured by Tenant named herein with due diligence, and (c) such new lease shall require Tenant named herein to pay all additional rent which, had this Lease not been so disaffirmed, rejected or terminated, would have become due under the provisions of this Lease after the date of such disaffirmance, rejection or termination with respect to any period prior thereto at the time same would have been paid. In the event Tenant named herein shall default for a period of ten (10) days after Owner’s request in its obligations to enter into said new lease then, in addition to all other rights and remedies by reason of such default, either at law or in equity, Owner shall have the same rights and remedies against Tenant named herein as if it had entered into such new lease and such new lease had thereafter been terminated as at the commencement date thereof by reason of the default thereunder of Tenant named herein.
          J. Tenant shall indemnify and hold harmless Owner of and from any and all loss, costs, damage or expense (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Owner by reason of any claim of or liability to any real estate broker or other finder for a commission which may be due or payable on account of any proposed assignment or subletting.
     49. Services.
          A. HVAC. (i) Owner shall provide heating, ventilation and air conditioning to the Demised Premises during Business Hours through the HVAC System. The proper performance of the HVAC System is based upon a design to maintain interior conditions of 72 - 77 degrees Fahrenheit in the cooling season and 66 - 74 degrees Fahrenheit in the heating system, and to provide fresh air in a quantity not less than .14 (14/100) cubic feet per minute per square foot of floor area provided that in any given room the occupancy does not exceed one (1) person for each one hundred (100) square feet of usable area. Owner shall not be responsible if the normal operation of such systems shall fail to provide conditioned or heated air at reasonable temperatures, pressures or degrees of humidity or in reasonable volumes or velocities in any portions of the Demised Premises (a) which shall have an electrical load in excess of 4.5 watts per square foot of usable area for all purposes (including lighting and power), or which shall have a human occupancy factor in excess of one (1) person per one hundred (100) square feet of usable area or (b) if Tenant fails to abide by any of the provisions of this Article 49.
          (ii) Use of the Demised Premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) for air conditioning service in the Demised Premises, or the use of computer or data processing machines (other than desktop or personal computers or similar equipment), may require changes in the air conditioning system servicing the Demised Premises. Such changes so occasioned shall be made by Tenant, at its expense, as Tenant’s Changes pursuant to Article 3 and Article 42.
          (iii) Owner shall be responsible for the maintenance of the HVAC System and replacing the same at the end of each such unit’s useful life in accordance with generally accepted accounting principles (GAAP), consistently applied, or at such earlier time as the same shall require replacement in accordance with customary and prudent building management.
          (iv) Tenant agrees to keep and cause to be kept closed all windows in the Demised Premises whenever the air cooling system is in operation and Tenant at all times agrees to cooperate fully with Owner and to abide by all reasonable regulations and requirements which Owner may prescribe for the proper functioning and protection of its air conditioning system and Tenant agrees to keep the blinds closed at the appropriate times of day. Subject to the express provisions of this Lease governing Owner’s access rights in and to the Demised Premises, Owner shall have free access to any and all mechanical installations of Owner in the Demised Premises, including but not limited to air conditioning, fan ventilating and machine room and electrical closets. Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with Owner’s free access thereto, or interfere with the moving of Owner’s equipment to and from the enclosures containing said installations. Tenant agrees that neither Tenant, its agents, employees or contractors shall at any time enter the said enclosures or adjust, touch or otherwise in any manner tamper with Owner’s mechanical installations.
          (v) If Tenant shall have installed a supplemental cooling system to service the Premises, then said system shall be maintained in accordance with the terms and conditions set forth in Article 42 and at the sole cost and expense of Tenant, and Tenant shall pay to Owner, as Additional Rent, a per ton hook-up fee at Owner’s then-prevailing building standard charge therefor. In connection with any such system, Owner shall make available twenty-five (25) tons of condenser water per floor, on a 24/7 basis, and Owner’s condenser water system shall provide for wintertime waterside economizer operation.

          (vi) So long as the same is at no cost to Owner (other than through the Owner’s Contribution) and does not materially adversely affect the operation of the HVAC System, the operation of any Building system or the Building, upon prior written notice to Owner Tenant shall have the right (a) to retrofit the HVAC System with variable speed controls for the fans to have VAV operation and (b) to install louvers, dampers and controls as may be required to provide adequate ventilation air to the Demised Premises.
          B. Access / Elevators.
          (i) Tenant shall have access to the Demised Premises seven (7) days a week, twenty-four (24) hours a day, three hundred sixty-five (365) days a year, subject to Owner’s reasonable rules regarding identification for access.
          (ii) Upon reasonable prior notice to Owner, Tenant shall have reasonable access to any and all installations or equipment of Tenant in the Building outside of the Demised Premises, including but not limited to the mechanical/electrical rooms on the 7th and 8th floors and any of Tenant’s telecommunications lines. All such access shall be made in a manner reasonably intended to minimize inconvenience to Owner, the Building and any other tenants or occupants of the Building, and that complies with then-existing security and safety policies. Tenant agrees that none of Tenant, its agents, employees or contractors shall at any time enter adjust, touch or otherwise in any manner tamper with Owner’s installations or property, and Tenant shall be responsible, at Tenant’s cost and expense, for avoiding and promptly remedying any and all damage resulting from or in connection with any access under this Section 49B(ii).
          (iii) Owner shall provide automatic operator-less passenger elevator service to the Office Space between the hours of 7:00 a.m. and 7:00 p.m. on Business Days. At all other times, at least one (1) elevator shall be in operation. Tenant understands that during construction, move-in and move-out times and in the event of other long usage periods, Tenant may be required to use the freight elevator before or after Business Hours. The use of freight elevator service during Business Hours is without additional charge, on a first-come first-served basis.
          C. Overtime Periods.
          (i) The Fixed Annual Rent does not reflect or include any charge to Tenant for the furnishing of any necessary freight elevator facilities or heating, ventilation and/or air-conditioning (“HVAC”) to the Demised Premises during periods (“Overtime Periods”) other than (a) during Business Hours, when seasonally required in respect of HVAC, and (b) from 9:00 a.m. to 12:00 noon and 1:00 p.m. to 5:00 p.m. in respect of freight elevator facilities. Accordingly, if Owner furnishes any such freight elevator facilities or HVAC to the Premises at the request of Tenant during Overtime Periods, Tenant shall pay Additional Rent to Owner for such services (except as otherwise provided in Section 49C(ii) below with respect to overtime HVAC), within thirty (30) days after demand, at Owner’s then established reasonable rates for the

Building (which, as of the date hereof, are set forth in Exhibit E annexed hereto and made a part hereof, but such charges shall be subject to increase, from time to time, to reflect any increases in the then established rates charged by Owner to other tenants of the Building, provided, however that, in the case of freight elevator charges, such charges shall not exceed Ninety Dollars ($90.00) per hour (as adjusted by CPI from time to time)). Owner shall not be required to furnish any such services during any Overtime Periods unless Tenant shall notify Owner in writing of its requirement for such services prior to 2:00 p.m. of the day upon which such services are requested or by 2:00 p.m. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day (but Owner will use reasonable efforts to accommodate Tenant’s requests if made after such time). If Tenant fails to give Owner such advance notice, then the failure by Owner to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise. Anything hereinabove to the contrary notwithstanding, Owner will not be required to provide any such services during Overtime Periods if Tenant is then in monetary default hereunder or in material non-monetary default hereunder beyond any applicable notice, grace and cure periods.
          (ii) If Tenant shall so request by written notice to Owner on or prior to November 30 of any calendar year during the Term, then for the following calendar year Owner shall provide heating, ventilation and air conditioning to one or both full floors of the Office Space (as directed by Tenant in such written notice) on a 24/7/365 basis. In consideration therefor, Tenant shall pay to Owner, as Additional Rent, an annual amount of Fifty Thousand and 00/100 Dollars ($50,000.00) per such floor, payable in equal monthly installments of $4,166.67 per such floor, commencing on the first day of such 24/7/365 service, and the overtime charge for HVAC set forth in Section 49C(i) shall no longer apply. After Tenant has made such request, unless Tenant shall notify Owner to the contrary by written notice prior to any succeeding November 30, then Tenant shall be deemed to have requested such 24/7/365 service for the following calendar year. Any request (or deemed request) by Tenant under this Section 49C(ii) shall be irrevocable with respect to the applicable calendar year. The charge set forth in this Section 49C(ii) shall be subject to CPI Increase on each five (5) year anniversary of the Commencement Date.
          D. Basement Space.
          (i) Tenant shall have one (1) option to lease an additional area of approximately 2,500 rentable square feet in the basement of the Building, provided that if Tenant shall so desire to lease such additional space Tenant shall so notify Owner on or prior to August 30, 2006. If Tenant shall so timely notify Owner, then this Lease shall be deemed amended as of the date that is five (5) Business Days after Owner’s receipt of such notice to increase the Basement Space, for all purposes of this Lease (including without limitation the Fixed Annual Rent payable therefor pursuant to Section

37J(ii)), to include space in the basement, designated by Owner in a written notice to Tenant (which space may or may not be contiguous to the Basement Space denoted in the preamble to this Lease, and which space shall contain approximately 2,500 rentable square feet). Promptly thereafter, Owner and Tenant shall execute and deliver to each other a written agreement to confirm the same (but failure to execute and deliver such written agreement shall not vitiate the demise of such space).
          (ii) Notwithstanding any provision of this Lease to the contrary, Tenant’s occupancy of the Basement Space is subject to the following terms and conditions: (i) Tenant shall make no alterations, installations, additions or improvements of any kind in or to the Basement Space without Owner’s consent in each instance and except as otherwise is in accordance with the provisions of Article 42, (ii) Tenant shall use the Basement Space exclusively for storage and for no other purpose, (iii) Tenant shall in no event assign its rights with respect to the Basement Space or sublease the same or allow the same to be used by others without the prior written consent of Owner (except that such consent shall not be required for assignments or subleases undertaken as part of (and to the assignee or sublessee under) any assignment or sublease not requiring Owner’s consent pursuant to Article 48 or as to which Owner has provided consent pursuant to Article 48) and (iv) except for electricity for storage lighting purposes, Owner shall not be responsible for the rendition or delivery of any services or utilities to the Basement Space whatsoever, including without limitation electricity, water, heating, air cooling or cleaning. Tenant shall have no obligation to make repairs to the Basement Space unless (subject to Sections 9 and 44) Tenant or Tenant’s employees, contractors, agents, invitees or other representatives caused such damage.
          E. Directory. Owner, at Tenant’s request, shall maintain listings on any Building directory of the names of Tenant, permitted assignees or subtenants, and the names of any of Tenant’s officers and employees, provided, however, that the aggregate number of names so listed shall not exceed Tenant’s Proportionate Share of such directory (unless such directory is electronic). The reasonable charge of Owner for any changes in such listings requested by Tenant shall be paid by Tenant to Owner promptly after demand.
          F. Standards. Except to the extent that specific standards are set forth in this Lease, Owner shall operate, manage and maintain the Building, and provide services (including security) therein at a standard not less than that generally prevailing in the Building as of the date hereof.
     50. Compliance with Laws.
          Supplementing the provisions of Article 6 hereof, Tenant shall give prompt notice to Owner of any notice it receives of the violation of any law or requirement of any public authority with respect to the Demised Premises or the use or occupation thereof. Tenant shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards or any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body which shall impose any violation, order or duty upon Owner or Tenant (any of the foregoing, a “Law”) with respect to the Demised Premises or any portion thereof, including any objection under the ADA (in any of which events Tenant shall effect such compliance at Tenant’s sole cost and expense), except that Tenant shall not be responsible for (i) any structural alterations required by any Law (other than the ADA) unless required by Tenant’s particular manner of use (as distinguished from general office use) or by reason of Tenant’s making any Tenant’s Changes or, subject to Section 9 or Section 44 hereof, Tenant’s default under this Lease, or (ii) the Building outside the Demised Premises (in which case, notwithstanding anything herein to the contrary, Owner shall effect such compliance at Owner’s sole cost and expense (except that Owner shall effect such compliance at the sole cost and expense of Tenant if and to the extent the need for such compliance arose out of Tenant’s particular use or manner of use of the Demised Premises or Tenant’s particular use or manner of use of the Building outside the Demised Premises)).
     51. Brokerage.
          Each of Owner and Tenant represents and warrants to the other that the sole brokers with whom it has dealt in connection with this Lease were the Brokers (as defined in Article 37), whose commission Owner agrees to pay, pursuant to separate agreement(s). Each of Owner and Tenant does hereby agree to indemnify and hold the other harmless of and from any and all loss, costs, damage or expense (including, without limitation, attorneys’ fees and disbursements) incurred by such other party by reason of any claim of or liability to any broker other than the Brokers who shall claim to have dealt with the indemnifying party in connection with the negotiation or consummation of this Lease.
     52. Miscellaneous.
          A. Tenant shall not at any time prior to or during the Term either directly or indirectly use any contractors or labor or materials whose use in Owner’s sole judgment would create or creates any difficulty with other contractors or labor employed by Tenant or Owner or others in the construction, maintenance or operation of the Demised Premises or the Building.
          B. If more than one person executes this Lease as Tenant, each of them understands and hereby agrees that the obligations of each of them under this Lease are and shall be joint and several, that the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally and that the act of or notice from, or notice or refund to, or the signature of any one or more of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of the persons executing this Lease had so acted or so given or received such notice or refund or so signed.
          C. Except with respect to the Existing Lease (as hereinafter defined), as to which the provisions of Article 63 shall apply, (i) this Lease supersedes all prior leases and agreements between Owner and Tenant with respect to space at the Building and (ii) all prior conversations or writings between the parties hereto or their representatives with respect to this Lease or the Demised Premises are merged herein and extinguished.
          D. Except as otherwise expressly set forth herein, this Lease may not be extended, renewed, terminated or otherwise modified except by an instrument in writing signed by the party against whom enforcement of any such modification is sought.
          E. Wherever in this Lease it is provided that either party shall not unreasonably withhold consent or approval or shall exercise its judgment reasonably, and if no specific time period is given, such consent or approval or exercise of judgment shall also not be unreasonably delayed or conditioned.
          F. This Lease is offered to Tenant for signature with the understanding that it shall not be binding upon Owner unless and until Owner shall have executed and unconditionally delivered to Tenant a fully executed copy of this Lease.
          G. Tenant hereby irrevocably waives any and all right(s) it may have in connection with any zoning lot merger or transfer or development rights with respect to the Demised Premises including, without limitation, any rights it may have to be a party to, to contest, or to execute, any Declaration of Restrictions (as such term is defined in Section 12-10 of the Zoning Resolution of the City of New York effective December 15, 1961, as amended) with respect to the Demised Premises, which would cause the Demised Premises to be merged with or unmerged from any other zoning lot pursuant to such Zoning Resolution or to any document of a similar nature and purpose, and Tenant agrees that this Lease shall be subject and subordinate to any Declaration of Restrictions or any other document of similar nature and purpose now or hereafter affecting the Land or the Building. In confirmation of such subordination and waiver, Tenant shall execute and deliver promptly any certificate or instrument that Owner may reasonably request.
          H. Nothing contained in Article 17 of the printed form shall be deemed to require Owner to give the notices therein provided for prior to the commencement of a summary proceeding for nonpayment of rent or a plenary action for the recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession or occupancy, it shall become a holdover tenant.

          I. Subject to Section 41B, Owner reserves the right to suspend, delay or stop any of the services to be furnished and provided by Owner pursuant to the provisions of this Lease and/or extend the date for the performance by Owner of any obligation or undertaking provided for herein whenever necessary and for as long as reasonably required by reason of Force Majeure. Subject to Section 41B, Owner, from time to time, shall also have the right to interrupt the level of service provided by the Building systems to the extent reasonably necessary to accommodate the performance of repairs, additions, alternations, replacements or improvements that in Owner’s reasonable judgment are desirable or necessary. Owner shall use diligent efforts to give Tenant reasonable advance notice of any such interruption or curtailment and schedule any such interruption or curtailment at times that minimize, to the extent reasonably practicable, the effect of such interruption or curtailment on or curtailment on Tenant’s ability to conduct its business in the Demised Premises during Business Hours.
          J. In the event of a lease termination, default, re-entry or dispossess by summary proceedings pursuant to Article 17 of the printed form, the Owner may elect as damages, in lieu of liquidated damages under Section 18(c), accelerated rent (“Accelerated Rent”), discounted to present value as provided below:
               (a) Accelerated Rent shall be a sum equal to the aggregate of the Fixed Annual Rent and the Additional Rent payable hereunder which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Owner not so re-entered the Demised Premises, less the aggregate fair rental value of the Demised Premises for the same period.
               (b) The Accelerated Rent shall be discounted to the date payable at an annual interest rate equal to four percent (4%) per annum.
               (c) The amount of Additional Rent payable under clause (i) above shall be the Additional Rent payable pursuant to this Lease during the twelve month period immediately preceding the event of default, increased at the rate of 5% per annum for the balance of the Term.
               (d) If the Demised Premises or any part thereof be relet by Owner for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.
          K. This Lease shall not be modified except by a writing signed by the party to be charged, and which writing expressly refers to this Lease, nor (except as otherwise expressly provided herein) may this Lease be cancelled by Tenant or the Demised Premises surrendered except with the written express authorization of Owner.

          L. The Article numbers, captions and table of contents appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any Article, nor in any way affect this Lease.
          M. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Lease or the application of such provisions to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
          N. Words and phrases in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender.
          O. The rule of “ejusdem generis” shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.
          P. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. In the event of any action, suit, dispute or proceeding affecting the terms of this Lease, no weight shall be given to any deletions or striking out of any of the terms of this Lease contained in any draft of this Lease and no such deletion or strike out shall be entered into evidence in any such action, suit, dispute or proceeding nor given any weight therein.
          Q. Tenant hereby acknowledges that (i) any statement of square footage set forth in this Lease is intended only as a reasonable approximation thereof and (ii) no representation is or shall in any way be deemed to have been made by Owner in this Lease with respect to any such statements.
          R. In the event any payment under this Lease shall be made in the form of a check from any person, firm or corporation other than the person, firm or corporation named in this Lease, the acceptance of same by Owner shall not, under any circumstances, be deemed recognition of a subletting or an assignment of this Lease, regardless of the number of times that such payment shall be made by such other person, firm or corporation.
          S. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Owner or Tenant from any other remedy, at law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant’s being evicted or dispossessed, or in the event of Owner’s obtaining possession of the Demised Premises by reason of Tenant’s violation of the provision of this Lease. Tenant further agrees that it shall not interpose any counterclaim or counterclaims in a summary proceeding or in any other action or proceeding to evict the Tenant or otherwise recover possession of the Demised Premises and Tenant hereby waives the right to interpose any counterclaim or counterclaims in any such proceeding(s) except for statutory mandatory counterclaims.
          53. Estoppel Certificates.
               A. Tenant shall, without charge, at any time and from time to time, within ten (10) Business Days after request by Owner, the lessor under any Superior Lease and/or the holder of a Superior Mortgage, as the case may be, execute, acknowledge and deliver to Owner or any other person, firm or corporation reasonably specified by Owner, a written instrument (an “Estoppel Certificate”) in the form attached hereto as Exhibit C (with such changes as are reasonably necessary to make the provisions thereof true), having attached thereto a copy of this Lease and all amendments hereto, if any, or such other form as may be reasonably requested by Owner, the lessor under any such Superior Lease and/or the holder of any such Superior Mortgage.
               B. Owner shall, without charge, at any time and from time to time, within ten (10) Business Days after request by Tenant, execute, acknowledge and deliver to Tenant such estoppel certificate regarding this Lease as may be reasonably requested by Tenant.
          54. Legal Rent Restrictions.
               If any of the rents payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any applicable law, ordinance, order, rule, requirement or regulation, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Owner may request and as may be legally permissible to permit Owner to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Owner, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.
          55. Right to Cure Defaults.
               If Tenant shall fail to comply fully with any of its obligations under this Lease (including, without limitation, its obligations to make repairs, maintain public liability and other insurance and comply with all legal requirements), Owner, without thereby waiving such default and without liability to Tenant, may, but shall not be obligated to, perform the same for the account and at the expense of Tenant without notice in case of emergency and upon five (5) days’ prior notice in all other cases. Owner may enter the Demised Premises at any time to cure any default. Bills for expenses incurred by Owner in connection with any such performance or involved in collecting or endeavoring to collect rent or enforcing or endeavoring to enforce any rights against Tenant under or in connection with this Lease or pursuant to law, including any costs, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, including reasonable attorneys’ fees and disbursements, together with interest on the amount of such costs, expenses and disbursements at the Default Rate, shall be paid by Tenant as Additional Rent upon demand.
          56. Consents.
               Wherever in this Lease Owner’s consent or approval is required and Owner agrees that such consent or approval shall not be unreasonably withheld, if Owner shall refuse such consent or approval Tenant in no event shall be entitled to and shall not make any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of set-off, counterclaim or defense) based upon any assertion by Tenant that Owner unreasonably withheld or unreasonably delayed its consent or approval. Tenant’s sole remedy in such circumstance shall be an action or proceeding to enforce any such provision by way of specific performance, injunction or declaratory judgment (except that Tenant shall be entitled to recover its actual reasonable out-of-pocket legal fees from Owner if it is finally judicially determined that Owner withheld or delayed its consent or approval in bad faith).
          57. Cleaning.
               A. During the Term, Owner, at no additional charge to Tenant, shall provide janitorial and cleaning services to the Office Space substantially in accordance with the Cleaning Specifications set forth in Exhibit B annexed hereto and made a part hereof. Owner shall not be required to provide janitorial or cleaning services to the Basement Space.
               B. Owner reserves the right to charge Tenant for the cost of removal of any of Tenant’s refuse and rubbish in excess of that typically resulting from ordinary office use (including, but not limited to, wooden or metal packaging materials) from the Building.
               C. If Owner permits Tenant to store, prepare, serve or consume food or beverages in the Demised Premises other than in ordinary pantry use, Tenant, at Tenant’s expense, shall cause all portions of the Demised Premises used for such storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Owner, and to be exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation. Any cleaning of the Demised Premises by Tenant, whether required by Owner or otherwise, shall be by Tenant’s own employees or by a contractor approved by Owner (not to be unreasonably withheld) in writing, and shall be at Tenant’s expense without any credit against Fixed Annual Rent or Additional Rent or contribution by Owner.
               D. Tenant acknowledges and is aware that any cleaning services required to be furnished by Owner pursuant to this Lease may be furnished by a contractor or contractors employed by Owner and agrees that Owner shall not be deemed in default of any of its obligations under this Article 57 unless such default shall continue for an unreasonable period of time after notice from Tenant to Owner setting forth the specific nature of such default.
          58. Notices.
               Except as otherwise expressly provided in this Lease, every notice, demand, consent, approval, request or other communication (collectively, “notices”) which may be or is required to be given under this Lease or by law shall be in writing and shall be personally delivered by hand, sent by United States certified or registered mail, postage prepaid, return receipt requested, or sent by nationally-recognized overnight courier service, and shall be addressed:
                    (ii) If intended for Owner, to Owner’s address set forth on the cover page hereof (or to such other address or addresses as may from time to time hereafter be designated by Owner by like notice) with a copy to Owner’s attorney at the following address:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attn: Allen M. Wieder, Esq.
Ref.: 15537-006
                    (iii) If intended for Tenant, to Tenant’s address set forth on the cover page hereof until the date that Tenant occupies the Demised Premises for the conduct of its business, and thereafter at the Demised Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice) with a copy to Tenant’s attorney at the following address:
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Scott I. Schneider, Esq.
               B. Except as otherwise provided herein, all such notices shall be deemed to have been served or delivered on the date when personal delivery is made or refused, or on the next Business Day if sent by nationally-recognized overnight courier service, or three (3) Business Days after being deposited in the United States mail. A notice given by counsel for Owner shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Article. Each of the parties hereto waives personal or any other service other than as provided for in this Article. Notwithstanding the foregoing, either party hereto may give the other party oral notice of the need for emergency repairs.
          59. Security Deposit.
               A. Supplementing Article 34, Tenant shall, immediately upon the execution of this Lease, deliver to Owner as and for the security described in such Article 34 and in this Article 59 (the “Security Deposit”) an irrevocable letter of credit (the “Letter of Credit”) issued or confirmed by (x) JPMorgan Chase Bank, N.A., (y) another bank that is a member of the Clearing House Association or (z) another commercial bank acceptable to Owner in Owner’s reasonable discretion, and in substantially the form of the letter of credit annexed hereto as Exhibit D, in the amount of One Million Six Hundred Eighty Thousand and 00/100 Dollars ($1,680,000.00) (which amount shall be subject to Section 59B). The Letter of Credit shall (i) initially expire not less than one (1) year from the date of issuance thereof, (ii) provide for automatic renewals for periods of not less than one (1) year unless notice of non-renewal is given to Owner at least sixty (60) days prior to the expiration date thereof, and (iii) have a final expiration date not less than four (4) months after the Expiration Date. Tenant shall pay to Owner, on demand and as Additional Rent hereunder, all fees and charges paid by Owner to the bank issuing the Letter of Credit in connection with the transfer of same to any future owner of the Building or of the lessee’s interest under any Superior Lease. In the event of a default by Tenant in the performance of any of the terms, provisions and conditions of this Lease which continues beyond applicable periods of notice and grace, Owner shall be permitted to draw down any portion or the entire amount of the Letter of Credit and apply the proceeds or any part thereof in accordance with Article 34 of this Lease and retain the balance for the Security Deposit. Owner shall also have the right to draw down any portion or the entire amount of the Letter of Credit if Owner receives notice that the date of expiration will not be extended by the issuing bank and if a replacement letter of credit meeting the requirements of this Article is not delivered by Tenant within ten (10) Business Days thereafter, and may retain the proceeds as and for the Security Deposit. If Owner draws down any portion of the whole amount of the Letter of Credit for the payment of any Fixed Annual Rent, Additional Rent or any other sums as to which Tenant is in default, or for any sum that Owner may expend or be required to expend by reason of any default by Tenant (including, without limitation, any damage or deficiency accrued before or after summary proceedings or other re-entry by Owner) as provided in this Lease, Tenant shall deliver to Owner, within seven (7) Business Days after Owner’s demand, a replacement Letter of Credit in the amount of the Security Deposit and otherwise complying with the requirements of this Article 59 or an amendment to the existing Letter of Credit reinstating same to the amount required hereby. Tenant’s failure to comply with the provisions of this Article 59 on a timely basis will entitle Owner to exercise all the same remedies as are available to Owner in the event of a default by Tenant in the payment of Fixed Annual Rent.

               B. Notwithstanding any provision of Article 34 or this Article 59 to the contrary, Tenant will be permitted to reduce the amount of the Security Deposit to (i) One Million Two Hundred Sixty Thousand and 00/00 Dollars ($1,260,000.00) on or after July 1, 2009, (ii) to Eight Hundred Forty Thousand and 00/100 Dollars ($840,000.00) on or after July 1, 2012 and (iii) to Five Hundred Sixty Thousand and 00/100 Dollars ($560,000.00) on or after July 1, 2015; provided, however, that no such reduction in the Security Deposit shall be permitted if (x) on the date of the requested reduction any monetary default or material non-monetary default shall exist, (y) more than twice in the preceding twenty-four (24) months Owner shall have validly given Tenant written notice of default by Tenant in the payment of Fixed Annual Rent or of Additional Rent due under Section 38 or (z) Owner shall have previously drawn any portion of the Letter of Credit in accordance with the provisions of this Article 59 other than due to non-extension thereof by the issuing bank. Upon any such reduction, Owner will accept a replacement Letter of Credit in the reduced amount in exchange for the existing Letter of Credit, or, at the sole cost and expense of Tenant, will consent to an amendment of the Letter of Credit reducing the amount thereof to the proper reduced amount.
          60. Options to Extend Term.
               A. (i) Subject to the provisions of Sections 60E and 60I hereof, Tenant shall have the right to extend the term of this Lease, with respect to (at Tenant’s election) (x) the entire Demised Premises or (y) a portion of the Demised Premises consisting of one or more contiguous whole floors, for one (1) additional term of five (5) years (the “Extension Term”), commencing on the day immediately following the Expiration Date (the “Extension Term Commencement Date”) and ending on the day preceding the fifth (5th) anniversary of such Extension Term Commencement Date, provided that:
                    (a) Tenant shall give Owner written notice (hereinafter called the “Extension Notice”) of its election to extend the term of this Lease for an Extension Term at least twelve (12) months (but no more than twenty-four (24) months) prior to the then-applicable Expiration Date;
                    (b) The Extension Notice states Tenant’s irrevocable election of clause (x) or clause (y) above (but in no event any partial floors) and whether Tenant elects to include the Basement Space;
                    (c) Tenant is not in default under this Lease beyond the expiration of applicable notice and cure periods as of the time of the giving of the Extension Notice; and
                    (d) As of the Extension Term Commencement Date, the Tenant named herein or a related corporation or successor corporation thereof shall be the “Tenant” under this Lease and no portion of the Demised Premises for which the extension is elected shall be sublet (except to a related corporation or successor corporation of the Tenant named herein).

                    (ii) The Fixed Annual Rent payable by Tenant to Owner during the Extension Term (the “Extension Term Fixed Rent”) shall be equal to ninety-five percent (95%) of the fair market rent for the applicable portion of the Demised Premises, determined as of the date occurring six (6) months prior to the Extension Term Commencement Date. The Extension Term Fixed Rent shall be determined initially by Owner in a notice to Tenant (herein called “Owner’s Rent Notice”), which notice shall contain Owner’s determination of the Extension Term Fixed Rent, and which notice shall be delivered to Tenant not later than sixty (60) days after Tenant’s giving of the Extension Notice.
                    (iii) In determining the Extension Term Fixed Rent (as well as for purposes of computing the amounts payable by Tenant under Article 38 during the Extension Term), Owner, Tenant and any arbitrator shall assume or take into consideration as appropriate all of the following: (A) Owner and Tenant are typically and similarly motivated; (B) Owner and Tenant are well informed and well advised and each is acting in what it considers its own best interest; (C) no time will be necessary for exposure of the applicable portion of the Demised Premises on the open market or for possible vacancy before the same is relet; (D) the rent is unaffected by special financing amounts and/or terms, or unusual services, fees, costs or credits in connection with the leasing transaction; (E) the applicable portion of the Demised Premises is fit for immediate occupancy and use “as is” and require no additional work or contribution by Owner; (F) in the event the Demised Premises have been destroyed or damaged by fire or other casualty, they have been fully restored to the extent required under this Lease; (G) that the applicable portion of the Demised Premises is to be let with vacant possession and subject to the provisions of this Lease (including without limitation, that the Base Real Estate Taxes and Base Wage Rate are the same as that set forth in Article 38 of the Lease), except that Tenant’s Percentage shall be appropriately adjusted to reflect the portion of the Demised Premises to be demised during the Extension Term; (H) market rents then being charged for comparable space in other similar office buildings in the same area; (I) that there will be no work allowance or other work concession, all as more particularly provided in Section 60D; and (J) all other relevant factors.
               B. (i) If Tenant fails to dispute the amount of the Extension Term Fixed Rent specified in Owner’s Rent Notice within forty-five (45) days after the giving of such notice, time being deemed of the essence, then Owner’s determination of Extension Term Fixed Rent set forth in Owner’s Rent Notice shall be conclusive. If Tenant shall duly and properly dispute the amount of the fair market rent specified in Owner’s Rent Notice by notice delivered to Owner (the “Notice of Dispute”) not later than forty-five (45) days after the giving to Tenant of Owner’s Rent Notice, then Owner and Tenant shall endeavor in good faith to agree as to the amount of the Extension Term Fixed Rent during the thirty (30) day period following the giving of Tenant’s Notice of Dispute. In the event that Owner and Tenant cannot agree as to such amount within such thirty (30) day period, then Owner or Tenant may initiate the arbitration process provided for herein by giving notice to that effect to the other (such initiating party hereinafter called the “Initiating Party”) and specifying in such notice the name and address of the arbitrator designated by the Initiating Party to act on its behalf. Within twenty (20) days after the designation of the arbitrator by the Initiating Party, the other party hereto shall give notice to the Initiating Party specifying the name and address of the arbitrator designated to act on its behalf. If the other party fails to notify the Initiating Party of the appointment of its arbitrator within such twenty (20) day period, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in the case where the two arbitrators appointed hereunder are unable to agree upon such appointment. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within thirty (30) days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination in accordance with Section 60B(iii) they shall together appoint a third arbitrator (which third arbitrator shall not have been employed by either party or their affiliates during the period of two (2) years prior to the date of the arbitration proceeding). If said two arbitrators cannot agree upon the appointment of a third arbitrator within ten (10) days after the expiration of such thirty (30) day period, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period often (10) days. If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules. If the American Arbitration Association shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by the foregoing court) for the appointment of such third arbitrator. Upon the appointment of the third arbitrator, the arbitrators shall give written notice thereof to Owner and Tenant.
                    (ii) Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of first class office buildings in the Borough of Manhattan. Each party shall pay the fees and expenses of the arbitrator appointed by or for such party. The fees and expenses of the third arbitrator and all other expenses (not including the attorneys’ fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne equally by the parties hereto.
                    (iii) Within five (5) days after receiving notice of the appointment of the third arbitrator, each of Owner and Tenant shall submit to the arbitrators its written proposal of the Extension Term Fixed Rent (it being agreed that Owner’s submission may be more than, equal to or less than the amount set forth in Owner’s Rent Notice). Each arbitrator shall render its decision as to the Extension Term Fixed Rent (which may be only the proposal submitted by Owner or the proposal submitted by Tenant, and not any other amount) within twenty (20) days after the appointment of the third arbitrator and shall furnish a copy thereof to both Owner and Tenant. The decision of the majority of the arbitrators shall be conclusively determined to be the Extension Term Fixed Rent. In rendering such decision and award, the arbitrators shall not modify the provisions of this Lease (including, without limitation, the provisions of Section 60A(iii)). The decision and award of the arbitrators shall be in writing and be final and conclusive on all parties and counterpart copies thereof shall be delivered to each of said parties. Judgment in any court of competent jurisdiction may be had on the decision and award of the arbitrators so rendered.
               C. In the event Owner or Tenant initiates the arbitration process pursuant to Section 60B hereof and as of the applicable Extension Term Commencement Date the amount of the Extension Term Fixed Rent has not been determined, Tenant shall pay the amount of the Extension Term Fixed Rent originally set forth in Owner’s Rent Notice to Tenant, and promptly after such determination has been made, an appropriate retroactive adjustment, if necessary, shall be made as of the Extension Term Commencement Date.
               D. Except as provided in Section 60A hereof, Tenant’s occupancy of the applicable portion of the Demised Premises during the Extension Term shall be on the same terms and conditions as were in effect as of the day prior to the Extension Term Commencement Date, provided, however, that (a) Tenant shall have no right to extend the term of this Lease beyond the day preceding the twenty (20) year anniversary of the Commencement Date, (b) Tenant shall not be entitled to any free rent or concessions with respect to any Extension Term (but such fact shall be considered in connection with the fair market rent determination) and (c) Owner shall not be required to perform any work or furnish any materials to prepare the Demised Premises for Tenant’s occupancy during any Extension Term (but such fact shall be considered in connection with the determination of Extension Term Fixed Rent).
               E. If Tenant does not send an Extension Notice when and as required pursuant to the provisions of Section 60A hereof, this Article 60 shall have no further force or effect and shall be deemed deleted from this Lease. Time is of the essence as to the date for the giving of the Extension Notice. The termination of this Lease shall also terminate and render void any option or right on Tenant’s part to extend the term of this Lease, whether or not such option or right shall have theretofore been exercised.
               F. If Tenant exercises its right to extend the term of this Lease for the Extension Term pursuant to this Article 60, then from and after the commencement of the Extension Term the term “Expiration Date” shall be deemed to be extended to the last day of the Extension Term, the term “the Term” and the phrases “the term of this Lease” or “the term hereof” as used in this Lease, shall be construed to include the Extension Term, the term “Demised Premises” shall be construed to include only the portion of the Demised Premises elected by Tenant in the Extension Notice and, if less than that originally demised hereunder, the term “Tenant’s Percentage” shall be appropriately adjusted.
               G. If this Lease is renewed for the Extension Term, then, at the request of either party, each of Owner and Tenant agrees within ten (10) days after such request is made, to execute, acknowledge and deliver to the other an instrument in form and substance reasonably satisfactory thereto, confirming (i) the Extension Term Fixed Rent payable under this Lease pursuant to this Article 60, unless the Extension Term Fixed Rent is then being determined in accordance with the provisions of this Article 60, in which case each of Owner and Tenant agrees to execute, acknowledge and deliver a separate instrument confirming the Extension Term Fixed Rent as finally determined, (ii) the expiration date of the Extension Term, (iii) the portion of the Demised Premises demised during the Extension Term and the applicable new Tenant’s Percentage and (iv) the other modifications, if any, provided for in this Article 60, but no such instrument shall be required in order to make the provisions hereof effective.
               H. Tenant covenants and agrees that upon exercising the Extension Term it will identify the Brokers, and only the Brokers, as its brokers for the Extension Term. The Brokers are intended to be third party beneficiaries of this Section 60H.
               I. Notwithstanding any provision of this Article 60 to the contrary, if at any time prior to the delivery by Tenant to Owner of the Extension Notice Owner shall in good faith notify Tenant in writing that Owner intends to demolish the Building between the fifteen (15) and twenty (20) year anniversaries of the Commencement Date, then from and after receipt of such notice Tenant shall have no rights to extend the Term pursuant to this Article 60.
          61. Right of First Offer and Expansion Option.
               A. Owner agrees that, provided that Tenant is not then in monetary default or material non-monetary default under this Lease beyond the expiration of applicable notice and cure periods, prior to making an offer to any Person other than Tenant for the leasing for commercial occupancy of (i) any whole or partial floor of the Building contiguous to the then-existing Demised Premises at any time during the Term or (ii) the entire rentable space of one (1) whole floor of the Building not contiguous to the then-existing Demised Premises at any time between March 1, 2008 and June 30, 2017, Owner will first offer to Tenant the right to lease such space (the “Additional Space”) as set forth in this Article 61 (such offer, the “First Offer”). Notwithstanding the generality of the foregoing, Owner and Tenant hereby expressly acknowledge and agree that the right being granted to Tenant in this Article 61 shall not apply to any offer by Owner (x) to renew or extend the lease of, or enter into a new or replacement lease with, any tenant (on the date hereof or at any time in the future) of all or any portion of the Additional Space (whether or not such renewal or extension is provided for in the then-existing lease of such tenant), (y) to any tenant in the Building which on the date of this Lease has a right of first offer or right of first refusal with respect to, or has an option to lease any portion of, such Additional Space or (z) to lease any whole floor of the Buildings not contiguous to the then-existing Demised Premises after the first First Offer is made by Owner under clause 61 A(ii) above. The Fixed Annual Rent payable by Tenant to Owner with respect to the Additional Space (the “Additional Space Fixed Rent”) shall be equal to the fair market rent therefor determined as of the date occurring six (6) months prior to the Additional Space Commencement Date (as hereinafter defined), and shall otherwise be determined in the same manner as that set forth in Article 60 for determining the Extension Term Fixed Rent (including, without limitation, the arbitration process specified therein and Tenant’s obligation to pay an amount equal to Owner’s determination of the Additional Space Fixed Rent until a final determination thereof (subject to an appropriate retroactive adjustment, if necessary)).
               B. The First Offer shall be made, if and when applicable, by Owner notifying Tenant of the availability of the Additional Space prior to entering into binding negotiations with a third party in connection with the leasing thereof, which notice (the “Offer Notice”) shall state the rentable square footage of the Additional Space to be demised, the estimated date upon which such Additional Space will be ready for occupancy (the “Additional Space Commencement Date”) and Owner’s determination of Additional Space Fixed Rent. Notwithstanding anything herein to the contrary, the Additional Space Commencement Date for any Additional Space to be demised pursuant to clause (ii) of Section 61A shall in no event be less than one hundred (180) days after the date of the Offer Notice with respect thereto. Within ten (10) Business Days after the giving to Tenant of the Offer Notice, Tenant shall either (i) accept the First Offer by written notice to such effect given to Owner within such ten (10) Business Day period (“Tenant’s Acceptance Notice”), or (ii) waive any right to lease such Additional Space (subject to Section 61E), and Tenant’s failure duly to respond in writing within such ten (10) Business Day period shall be deemed a waiver of any rights to lease the Additional Space. Any exercise by Tenant of its option to lease the Additional Space shall be subject to the further limitation that Tenant shall have no right to exercise its option to lease less than the entirety of the Additional Space offered. Time shall be of the essence with respect to the delivery of Tenant’s Acceptance Notice to Owner’s First Offer within the ten (10) Business Day period above provided.
               C. If Tenant shall duly deliver Tenant’s Acceptance Notice as aforesaid, Tenant shall accept the Additional Space to be demised on the Additional Space Commencement Date, upon all of the terms and conditions of this Lease, except as the same have been modified pursuant to this Article 61 with respect to the Additional Space. As soon as is practicable following the Additional Space Commencement Date, Owner and Tenant each agree to execute and deliver to the other an amendment to this Lease specifying the changes to this Lease required by Tenant’s exercise of the First Offer but the obligation of Tenant to make payment to Owner for and on account of the Additional Space and to comply with all of the obligations of Tenant hereunder with respect thereto shall be and remain in effect notwithstanding any delay or failure to execute and deliver such agreement.
               D. If Owner is unable to give possession of the Additional Space to be demised pursuant to the Offer Notice on the Additional Space Commencement Date because of the holding over or retention of possession of any tenant, undertenant or occupant or for any other reason, Owner shall have no liability therefor and the validity of this Lease and the demise of the Additional Space shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this Lease or the term of Tenant’s occupancy of the Additional Space, but (i) the rent payable for such Additional Space shall be fully abated (provided Tenant is not responsible for the inability to obtain possession) until the date on which such Additional

Space is available for Tenant’s occupancy and (ii) if Owner has not delivered possession of such Additional Space to Tenant on or before the date that is one hundred eighty (180) days after the Additional Space Commencement Date, then Tenant shall have the option to cancel Tenant’s acceptance of the First Offer upon thirty (30) days prior written notice to Owner given at any time prior to such delivery unless Owner shall have delivered possession to Tenant on or before the expiration of such thirty (30) day period. The provisions of this Article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.
               E. If Tenant waives or is deemed to have waived (through failure to respond within the required time period) Tenant’s rights with respect to the Additional Space as set forth in this Article 61 or, in the event Tenant shall have exercised its right and Tenant shall not have executed an amendment to this Lease as aforesaid within thirty (30) days after the date of Tenant’s delivery of Tenant’s Acceptance Notice, then and in either such event, Owner shall be free to lease the Additional Space to others on generally comparable terms (except that the base rental rate may be as much as seven percent (7%) lower than that contained in the Offer Notice, taking into account any free rent, any landlord’s contributions and the base years for real estate taxes and operating expense escalations), in whole or in part or in conjunction with other space and Owner shall have no further obligations to Tenant under this Article 61. If Tenant so waives or is deemed to have waived any rights to lease the Additional Space, Tenant, upon Owner’s request, shall confirm such fact in writing to Owner as soon as practicable. Notwithstanding that Tenant has terminated, waived or is deemed to have waived any rights to lease Additional Space, the applicable provisions of Section 61A shall again apply to any subsequent offers by Owner to lease the same Additional Space for commercial occupancy (i) after the expiration or termination of any lease for such Additional Space entered into with another party pursuant to this Section 61E, (ii) after the date that is two hundred seventy (270) days after the date of such termination, waiver or deemed waiver or (iii) with a base rental rate more than seven percent (7%) lower than that contained in the Offer Notice.
               F. If Tenant exercises the option to lease Additional Space, then (upon Tenant’s reasonable request therefor) Owner shall use commercially reasonable efforts to reconfigure (or, at Owner’s option, to permit Tenant to reconfigure) the building systems to the extent reasonably possible to enable the building systems that serve the Additional Space to integrate with the building systems that serve the other portions of Demised Premises; provided, however, that Owner shall not have any obligation to use such reasonable efforts to reconfigure (or permit Tenant to reconfigure) building systems to the extent that such reconfiguration has a material and adverse effect on such building systems. Any work under this Section 61F shall comply with all applicable provisions of this Lease. Tenant shall reimburse Owner for any actual third party out-of-pocket costs that Owner incurs under this Section 61F, within thirty (30) days after Owner’s request therefor (together with reasonable supporting documentation for such costs).
          62. Riser, Shaft and Conduit Space; Roof Premises.

               A. Owner shall continue to make available to Tenant during the Term the riser, shaft and conduit space currently used by Tenant with respect to the Office Space pursuant to the Existing Lease.
               B. (i) Owner hereby leases to Tenant, without charge, one hundred (100) square feet of space on the rooftop of the Building, as shown on Exhibit F attached hereto and hereby made a part hereof (the “Roof Premises”). Owner hereby agrees to cooperate with any request of Tenant to relocate the Roof Premises to another portion of the roof, at Tenant’s sole cost and expense, so long as such replacement space is available and is of comparable size, does not interfere with any other party’s use and occupancy of its premises or any other portion of the roof and does not interfere with any Building system.
                    (ii) Tenant shall use the Roof Premises only for the installation, operation and maintenance of telecommunications equipment, associated antennae, base stations, dishes, switches, power supplies, batteries and accessories (the “Installation”). The Installation or other property attached to or otherwise brought onto the Roof Premises shall at all times remain Tenant’s personal property and are not considered fixtures. Tenant, at its sole cost and expense, shall be responsible for obtaining electrical service for the Installation from the utility company servicing the Building and shall pay for such electricity, on a submetered basis, in accordance with the applicable provisions of this Lease. Tenant shall be responsible, at its own cost and expense, to install and maintain any submeters necessary for the metering of the electric consumption of the Installation. Owner, at Tenant’s sole cost and expense, shall make available to Tenant the panel boards, feeders, conduits and risers in the Building as may be necessary in order to bring electric energy to the Installation.
                    (iii) Any placement of the Installation on the Roof Premises shall be deemed to be a Tenant’s Change and shall be subject to all applicable provisions of this Lease. Tenant shall be responsible for obtaining and maintaining, at Tenant’s expense, any local, state, and federal licenses, permits and any other approvals which may be required to allow Tenant to use the Roof Premises and the Installations (and Owner shall cooperate therewith, so long as Tenant reimburses Owner for Owner’s actual, reasonable third-party out-of-pocket costs in connection therewith). Tenant shall employ due diligence to obtain and maintain said approvals within a timely manner.
                    (iv) Landlord agrees to provide Tenant, Tenant’s employees and authorized agents, at reasonable times and on reasonable notice (which may be oral), access to the Roof Premises.
                    (v) The Installation may be removed by Tenant at any time during the Term, and, in such event, Tenant shall be responsible, at its sole cost and expense, to repair any damage to the Roof Premises resulting from Tenant’s removal of the Installation. Furthermore, Tenant shall repair any damage to the Roof Premises caused by Tenant or the Installation during the Term, ordinary wear and tear and damage from the elements excepted, and said obligation shall survive the expiration or sooner termination of the Lease.
                    (vi) In the event that Landlord elects, in its sole discretion, to construct additional floors to the Building above the Roof Premises, Landlord shall provide Tenant with comparable square footage on the new roof of the Building (the “New Roof Premises”) promptly following the completion of any such addition and Tenant may, at its sole cost and expense, move the Installation to the New Roof Premises. If Tenant shall fail to so move the Installation, Tenant’s right to lease the New Roof Premises shall be deemed waived. Landlord shall not be responsible or liable in any manner whatsoever, for any costs, damages, abatements and/or set-offs (including, without limitation, due to lost profits) due to, or otherwise as a consequence of, an interruption in the use and occupancy of the Roof Premises during such construction period or the New Roof Premises not being adequate for Tenant’s uses.
                    (vii) Tenant agrees not to cause any unreasonable interference to the telecommunication operation of Landlord or any other tenants or service providers in the Building. Tenant shall operate the Installation in compliance with all applicable Federal Communications Commission (FCC) regulations. If Tenant shall fail to comply with the provisions of this Section 62B(vii) promptly after notice, Owner shall have the right to remove the Installation, and Tenant shall promptly after demand reimburse Owner for the actual and reasonable out-of-pocket third party costs incurred in connection therewith.
                    (viii) Notwithstanding any provision in this Lease to the contrary, Tenant may not sublet or assign any portion of the Roof Premises (except in connection with an assignment of this Lease in accordance with the terms hereof) without the prior written consent of Owner, which consent may be withheld by Owner in its sole discretion.
          63. Termination of Existing Lease.
               A. Owner and Tenant are parties to that certain Agreement of Lease dated as of December 12, 1996 initially between F.S. Realty Corporation, as landlord, and GT Interactive Software Corp., as tenant, as amended by that certain First Amendment of Lease dated as of July 1, 1997, with respect to the 7th, 8th and 9th floors of the Building (the “Existing Lease”). Notwithstanding any provision of the Existing Lease to the contrary:
(i)	the Existing Lease shall terminate with respect to the 7th and 8th floors of the Building as of June 30, 2006;

(ii)	the Existing Lease shall terminate with respect to that portion of the 9th floor of the Building depicted on Exhibit G attached hereto (the “Midtown Equities Space”) as of June 30, 2006;

(iii)	the Existing Lease will terminate with respect to the portion of the 9th floor of the Building other than the Midtown Equities Space (the “9th Floor Remainder Space”) as of the date (the “9th Floor Termination Date”) that is the earlier of (x) June 30, 2007 and (y) a date designated by Tenant upon not less than ninety (90) days’ prior written notice to Owner;

(iv)	from and after July 1, 2006, fixed rent (inclusive of electricity charges) for the 9th Floor Remainder Space under the Existing Lease shall be (x) $4,062.50 per month for the period from and after July 1, 2006 through and including December 31, 2006 and (y) $46,562.50 per month for the period from and after January 1, 2007 through and including the 9th Floor Termination Date (ratably determined for any partial month);

(v)	no Electrical Charge shall be due under the Existing Lease for the 9th Floor Remainder Space for the period from and after July 1, 2006;

(vi)	no additional rent shall be payable under Article 4 of the Existing Lease for the 9th Floor Remainder Space for the period from and after July 1, 2006 through and including December 31, 2006;

(vii)	so long as Midtown Equities Sublease (as hereinafter defined) is still in effect, the subtenant thereunder is not in default in performance or observance of any terms, covenants, provisions or conditions thereunder on its part to be performed or observed beyond the expiration of any applicable notice and/or cure period, Tenant assigns all of Tenant’s right, title and interest in and to the Midtown Equities Sublease (from and after July 1, 2006) to Owner by assignment document in form and substance reasonably acceptable to Owner, and such subtenant attorns to and recognizes Owner as the sublandlord thereunder, from and after July 1, 2006 Owner will recognize such subtenant under all of the then-executory terms of such sublease and will not disturb such subtenant in its possession of the Midtown Equities Space, except that Owner shall not (i) be liable for any previous act, omission or negligence of Tenant under such sublease, (ii) be subject to any counterclaim, defense or offset which theretofore accrued to such subtenant against Tenant or (iii) be bound by any previous modification or amendment of such sublease or by any previous prepayment of more than one month’s rent and additional rent which shall be payable as provided in the sublease, unless such modification or prepayment shall have been approved in writing by Owner; and

(viii)	notwithstanding the termination of the Existing Lease with respect to the Midtown Equities Space and the assignment of Tenant’s interest in the

Midtown Equities Sublease, each as described above, for so long as the Existing Lease shall be in effect with respect to the 9th Floor Remainder Space, Tenant shall remain solely responsible for Section 27 of the Midtown Equities Sublease and Tenant shall continue to provide the subtenant with unrestricted access to the main elevator bank on the 9th floor of the Building.
               B. Tenant shall not be obligated to comply with the provisions of Article 28 of the Existing Lease with respect to the 9th Floor Remainder Space, but upon the 9th Floor Termination Date, Tenant shall quit and surrender the 9th Floor Remainder Space in full compliance with all applicable provisions of the Existing Lease (including, without limitation, Sections 28(a) and 28(b) thereof) as if the 9th Floor Termination Date were the expiration date initially set forth in the Existing Lease.
               C. Tenant hereby represents and warrants to Owner that attached hereto as Exhibit H is a true, correct and complete copy of the sublease for the Midtown Equities Space and any and all amendments thereto (the “Midtown Equities Sublease”).
               D. Owner agrees to cooperate with Tenant, as reasonably requested and at no unreimbursed cost to Owner, in segregating the service provided by the drycoolers on the 9th floor roof of the Building between the Demised Premises and the Midtown Equities Space and the 9th Floor Remainder Space, as applicable, and in continuing Tenant’s rights to use, maintain and access such drycoolers as reasonably necessary to service the Demised Premises (subject to the applicable provisions of this Lease).
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          IN WITNESS WHEREOF the parties hereto have duly executed this Lease as of the day and year first above written.

OWNER:	FIFTH AND 38TH LLC, a Delaware limited liability company

	By:	/s/ Michael Green

Name: Michael Green
Title: President

TENANT:	ATARI, INC.

	By:	/s/ Bruno Bonnell

Name: Bruno Bonnell
Title: Chairman, CEO & Chief Creative Officer

Taxpayer Identification Number: 13-3689915